EXHIBIT 10.3

BOND TRUST INDENTURE

Between

Brown County, South Dakota

And

Wells Fargo Bank, National Association

as Bond Trustee

Dated as of October 1, 2007

$19,000,000

Brown County, South Dakota
Subordinate Solid Waste Facilities Revenue Bonds
(Heartland Grain Fuels, L.P. Ethanol Plant Project) Series 2007A

i

EXHIBIT A (FORM OF SERIES 2007A BOND)	A-1

EXHIBIT B PROJECT DESCRIPTION	B-1

EXHIBIT C INTEREST PAYMENT SCHEDULE	C-1

THIS BOND TRUST INDENTURE (this “Bond Indenture”), dated as of October 1, 2007, between the BROWN COUNTY, SOUTH DAKOTA, a public body corporate and politic and a political subdivision, created and existing under the laws of the State of South Dakota (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Bond Trustee”), duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States of America. Capitalized terms used but not defined in the following recitals and granting clauses shall have the meanings given such terms in Article I hereof.

W I T N E S S E T H:

WHEREAS, the Issuer is a public body corporate and politic and a political subdivision duly and validly created and existing under the laws and constitution of the State of South Dakota and has all powers granted under the provisions of South Dakota Codified Laws Chapter 9-54, as supplemented and amended (the “Act”); and

WHEREAS, pursuant to the Act, the Issuer is authorized and empowered, among other things, to issue its revenue bonds for the purpose of financing “pollution control facilities” (within the meaning of the Act) within the territorial jurisdiction of the Issuer; and

WHEREAS, simultaneously with the execution and delivery of this Bond Indenture, the Issuer and Heartland Grain Fuels, L.P., a limited partnership organized and existing under the laws of the State of Delaware (the “Borrower”) which operates an ethanol production facility (the “Facility”) located in Brown County at 38469-133nd  Street, Aberdeen, South Dakota 57401, have entered into a Loan Agreement (the “Loan Agreement”), pursuant to which the Borrower covenants, among other things, to make loan repayments in amounts and at times which will be sufficient to pay when due the principal of, premium, if any, and interest on the revenue bonds herein authorized; and

WHEREAS, the Borrower has requested the Issuer to issue its revenue anticipation certificates and lend the proceeds thereof to the Borrower for the purpose of providing funds which will be used, together with certain funds of the Borrower, to provide the amounts necessary to (i) pay the cost of the acquisition, construction and equipping of improvements to and expansion of the Facility consisting of certain Solid Waste Disposal Facilities (as herein defined which constitute a project within the meaning of the Act (the “Project”), including reimbursement to the Borrower of certain moneys previously spent with respect to the Project, (ii) fund a debt service reserve, (iii) pay interest on the revenue bonds during construction of the Project and (iv) pay certain expenses incurred in connection with the issuance of said revenue bonds; and

WHEREAS, the Issuer is authorized under the Act to issue its revenue bonds for the aforesaid purposes and the Issuer has determined that the public interest will be best served by the issuance of its revenue bonds in order to lend funds to the Borrower for such purposes; and

WHEREAS, the Issuer has determined that it will issue its revenue anticipation certificates, to be known as Brown County, South Dakota Subordinate Solid Waste Facilities Revenue Bonds (Heartland Grain Fuels, L.P. Ethanol Plant Project), Series 2007A (the “Series

2007A Bonds”), pursuant to the provisions of this Bond Indenture, for the purpose of providing the amounts necessary, together with certain funds of the Borrower, to (i) pay the costs of the Project, (ii) fund a debt service reserve, (iii) pay interest on the Series 2007A Bonds during construction of the Project and (iv) pay certain expenses incurred in connection with the issuance of the Series 2007A Bonds; and

WHEREAS, the execution and delivery of this Bond Indenture and the issuance of the Series 2007A Bonds have been in all respects duly and validly authorized by a resolution duly adopted by the Issuer; and

WHEREAS, the Series 2007A Bonds will be issued in substantially the form set forth in Exhibit A hereto, with necessary and appropriate variations, omissions and insertions as permitted or required by this Bond Indenture; and

WHEREAS all things necessary to make the Series 2007A Bonds, when authenticated by the Bond Trustee and issued as in this Bond Indenture provided, the valid, binding and legal obligations of the Issuer according to the import thereof, and to constitute this Bond Indenture a valid assignment and pledge of the payments and prepayments of the Borrower under the Loan Agreement to be applied to the payment of the principal of, premium, if any, and interest on the Series 2007A Bonds and a valid assignment of the rights of the Issuer under the Loan Agreement (excluding Unassigned Rights), have been done and performed, and the creation, execution and delivery of this Bond Indenture, and the creation, execution and issuance of the Series 2007A Bonds, subject to the terms hereof, have in all respects been duly authorized;

NOW, THEREFORE, THIS BOND INDENTURE WITNESSETH:

That the Issuer in consideration of the premises and of the purchase of the Series 2007A Bonds and of other good and lawful consideration, the receipt of which is hereby acknowledged, and to secure the payment of the principal of, premium, if any, and interest on the Series 2007A Bonds and the performance and observance of all of the covenants and conditions herein or therein contained, has executed and delivered this Bond Indenture and has conveyed, granted, assigned, transferred, pledged, set over and confirmed, and by these presents does hereby convey, grant, assign, transfer, pledge, set over and confirm, unto the Bond Trustee, its successor or successors and its or their assigns forever, a security interest in the property hereinafter described (said property being herein sometimes referred to as the “Trust Estate”) to wit:

GRANTING CLAUSES

DIVISION I

All right, title and interest of the Issuer in and to the Loan Agreement and the amounts payable to the Issuer thereunder (excluding Unassigned Rights);

DIVISION II

All right, title and interest of the Bond Trustee in and to the Bond Collateral Documents and all amounts realized from the enforcement thereof (excluding with respect to Unassigned Rights);

DIVISION III

Any and all other property of every kind and nature from time to time hereafter, by delivery or by writing of any kind, conveyed, pledged, assigned or transferred as and for additional security hereunder by the Issuer, the Borrower, or anyone on their behalf to the Bond Trustee, subject to the terms thereof, including without limitation funds of the Borrower held by the Bond Trustee in any of the funds and accounts established hereunder or otherwise as security for the Series 2007A Bonds and the Bond Proceeds Sub-Account established pursuant to the Accounts Agreement;

EXCEPTED PROPERTY

There is, however, expressly excepted and excluded from the lien and operation of this Bond Indenture amounts held by the Bond Trustee in the Rebate Fund established by this Bond Indenture;

TO HAVE AND TO HOLD, all and singular, the properties and the rights and privileges hereby conveyed, assigned and pledged by the Issuer or intended so to be, unto the Bond Trustee and its successors and assigns forever, in trust, nevertheless, for the equal and pro rata benefit and security of each and every holder of the Series 2007A Bonds issued and to be issued hereunder, without preference, priority or distinction as to participation in the benefit and protection hereof of one Series 2007A Bond over or from the others, by reason of priority in the issue or negotiation or maturity thereof, or for any other reason whatsoever, except as herein otherwise expressly provided, so that each and all of such Series 2007A Bonds shall have the same right, lien and privilege under this Bond Indenture and shall be equally secured hereby with the same effect as if the same had all been made, issued and negotiated simultaneously with the delivery hereof and were expressed to mature on one and the same date;

PROVIDED, NEVERTHELESS, and these presents are upon the express condition that if the Issuer or its successors or assigns shall well and truly pay or cause to be paid the principal of such Series 2007A Bonds with interest according to the provisions set forth in the Series 2007A Bonds and each of them or shall provide for the payment or redemption of such Series 2007A Bonds by depositing or causing to be deposited with the Bond Trustee the entire amount of funds or securities requisite for payment or redemption thereof when and as authorized by the provisions hereof, and shall also pay or cause to be paid all other sums payable hereunder by the

Issuer, then these presents and the estate and rights hereby granted shall cease, determine and become void, and thereupon the Bond Trustee, on payment of its lawful charges and disbursements then unpaid, on demand of the Issuer and upon the payment of the cost and expenses thereof, shall duly execute, acknowledge and deliver to the Issuer such instruments of satisfaction or release as may be necessary or proper to discharge this Bond Indenture, including if appropriate any required discharge of record, and if necessary shall grant, convey, reassign and deliver to the Issuer, its successors or assigns, all and singular the property, rights, privileges and interests by it hereby granted, conveyed, assigned and delivered, and all substitutes therefor, or any part thereof, not previously disposed of or released as herein provided; otherwise this Bond Indenture shall be and remain in full force.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto that all Series 2007A Bonds are to be issued, authenticated and delivered, and that all the trust estate is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and its successors, does hereby covenant and agree to and with the Bond Trustee and its respective successors in said trust, for the benefit of those who shall hold the Series 2007A Bonds, or any of them as follows:

ARTICLE I

DEFINITIONS

Section 1.1                         Definitions. The following words and terms as used herein shall have the following meanings herein and in the Loan Agreement, unless the context or use indicates another or different meaning or intent:

“ABE Pledge Agreement” means that certain Pledge and Security Agreement, dated as of October 1, 2007 among, Advanced BioEnergy, ABE Heartland, LLC, and the Bond Trustee, as amended or supplemented from time to time.

“Aberdeen Expansion” means the expansion of the Aberdeen Facility financed in part by the Senior Credit Facilities and the Series 2007A Bonds and includes the Project.

“Aberdeen Facility” means the existing ethanol production facility owned by the Borrower in the City of Aberdeen, Brown County, South Dakota.

“Aberdeen Grain Elevator Lease” means that certain Lease Agreement, dated as of October 1, 2007, between the Borrower and South Dakota Wheat Growers Association, relating to the grain elevator for the Aberdeen Facility.

“Aberdeen Senior Mortgage” means that certain Mortgage — Collateral Real Estate Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits made by the Borrower to the collateral agent specified therein for the benefit of the Senior Lenders relating to the Aberdeen Facility.

“Aberdeen Subordinate Mortgage” means that certain Subordinate Mortgage — Collateral Real Estate Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits made by the Borrower to the Bond Trustee relating to the Aberdeen Facility.

“Aberdeen Subordination, Non-Disturbance and Attornment Agreement” means that certain Subordination, Non-Disturbance and Attornment Agreement, dated as of October 1, 2007 among the Bond Trustee as mortgagee, the Borrower as lessee and South Dakota Wheat Growers Association as mortgagor, in relation to the Aberdeen Grain Elevator Lease, including all schedules, exhibits and attachments thereto.

“Accounts Agreement” means that certain Accounts Agreement by and among the Borrower, the Accounts Bank, the collateral agent as set forth therein, the administrative agent as set forth therein and the Bond Trustee.

“Accounts Bank” means Amarillo National Bank, not its individual capacity, but solely as depository bank and securities intermediary under the Accounts Agreement, and includes each other Person that may, from time to time, be appointed as successor Accounts Bank pursuant to and in accordance with the Accounts Agreement.

“Act” means South Dakota Codified Laws Chapter 9-54 as supplemented and amended.

“Additional Facility Document” means each contract, agreement, letter agreement or other instrument to which the Borrower becomes a party after the date hereof, other than any document under which the Borrower (a) could not reasonably be expected to have obligations or liabilities in the aggregate in excess of two million Dollars ($2,000,000), or be entitled to receive revenues in the aggregate in excess of two million Dollars ($2,000,000), in either case in value in any twelve (12) month period and (b) a termination of which could not reasonably be expected to result in a Material Adverse Effect; provided, that for the purposes of this definition, any series of related transactions (other than transactions, including hedging transactions, relating to the sale of Products or the purchase of corn and natural gas and Interest Rate Protection Agreements) shall be considered as one transaction, and all contracts, agreements, letter agreements or other instruments in respect of such transactions shall be considered as one contract, agreement, letter agreement or other instrument, as applicable.

“Administrative Agent”  means West LB, not in its individual capacity but solely as administrative agent for the Senior Lenders under the Senior Credit Agreement and the other Financing Documents, and includes each other Person that may, from time to time, be appointed as successors Administrative Agent pursuant to the Senior Credit Agreement.

“Advanced BioEnergy” means Advanced BioEnergy, LLC a Delaware limited liability company, which currently owns 100% of the Equity Interests in the Parent Company, and its successors and assigns and any surviving, resulting or transferee entity.

“Affiliate” of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person (a) possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise or (b) owns at least ten percent (10%) of the Equity Interests in such Person.

“Ancillary Documents” means, with respect to each Additional Facilities Document, the following;

(i)                                    each security instrument and agreement necessary or desirable to grant to the Bond Trustee a perfected Lien (subject only to Permitted Liens) in such Additional Facilities Document and all property interests received by the Borrower in connection therewith;

(ii)                                 all recorded UCC financing statements and other filings required to perfect such Lien;

(iii)                              if reasonably requested by the Bond Trustee, opinions of counsel for the Borrower addressing such matters relating to such document, each applicable Bond Collateral Document and Lien;

(iv)                             certified evidence of the authorization of such Additional Facility Document by the Borrower.

“Authorized Investments” means any of the following investments which at the time are legal investments under the laws of the State:

(v)                               Government Obligations;

(vi)                            Obligations of agencies of the United States government issued by the Federal Land Banks, the Federal Home Loan Bank, the Federal Intermediate Credit Bank, and the Central Bank for Cooperatives;

(vii)                         Direct obligations of, and obligations fully guaranteed by, any of the fifty states of the United States of America rated a minimum of “A1” or “AA” by S&P or any equivalent rating by any equivalent rating service (such rating requirement can be met by an attached letter of credit from any bank meeting the requirements stated in clause (e) below or by municipal bond insurance);

(viii)                      Indebtedness of any county or other local government body within the United States of America rated at least “A1” or “AA” by S&P or any equivalent rating by any equivalent rating service (such rating requirement can be met by an attached letter of credit from any bank meeting the requirements stated in clause (e) below or by municipal bond insurance);

(ix)                              Indebtedness of any corporation rated “A1” or “AA” by S&P or any equivalent rating by any equivalent rating service;

(x)                                 Certificates of deposit, banker’s acceptances, trust deposits, demand deposits, including interest bearing money market accounts, or time deposits of any commercial bank, branch or Edge Act (12 USC 611 et seq.) branch which is a member of the Federal Reserve System, including the Trustee or any of its affiliates, has a net worth of at least $100 million and whose short term bank deposits have an “A” prefix by S&P or any equivalent rating by any equivalent rating service;

(xi)                              Repurchase agreements or reverse repurchase agreements with financial institutions whose commercial paper is “A1” or whose debt rating is “AA” by S&P or an equivalent rating by an equivalent rating service or any bank who meets the requirements as stated in clause (e) above, provided that in all cases the market value of the collateral used for such transactions must be adequate to insure safety, liquidity and preservation of capital: “AAA” 102%, “AA” 110%;

(xii)                          Securities and Exchange Commission Rule 2a 7 money market funds with a net asset value of one dollar and a parent company rating of “A1” or better by S&P or any equivalent rating by any equivalent rating service, including, without limitation, any mutual fund for which the Bond Trustee or an affiliate of the Bond Trustee serves as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (a) the Bond Trustee or an affiliate of the Bond Trustee receives fees from such funds for services rendered, (b) the Bond Trustee charges and collects fees for services rendered pursuant to the Bond Indenture, which fees are separate from the fees received from such funds, and (c) services performed for such funds and pursuant to this Indenture may at times duplicate those provided to such funds by the Trustee or its affiliates; and

(xiii)                       any other obligations or securities permitted by the Senior Credit Facilities.

“Authorized Officer” means (i) with respect to any Person that is a corporation, the chief executive officer, the chief operating officer, the president, any vice president, the treasurer or the chief financial officer of such Person, (ii) with respect to any Person that is a partnership, an Authorized Officer of a general partner of such Person, (iii) with respect to any Person that is a limited liability company, any manager, the president, any vice president, the treasurer or the chief financial officer of such Person, or an Authorized Officer of the managing member of such Person, or (iv) with respect to any Person, such other representative of such Person who, in each such case, has been named as an Authorized Officer on a certificate of incumbency of such Person delivered to the Bond Trustee on or after the date hereof.

“Blocked Account Agreement” means the “Blocked Account Agreement” as defined in the Senior Credit Agreement.

“Bond Accounts” means the funds and accounts established and maintained under the Bond Indenture.

“Bond Collateral Documents” means the Bond Indenture, the Subordinate Mortgage, the Subordinate Security Agreement, the Subordinate Equity Pledge, the ABE Pledge Agreement and any other documents granting, or relating to the grant, of security for the payment of amounts due under the Loan Agreement and the Series 2007A Bonds.

“Bond Documents” means the Series 2007A  Bonds, the Loan Agreement, the Bond Collateral Documents, the Bond Resolution and any other documents entered into in connection with, or relating to, the Series 2007A Bonds and the transactions contemplated by the issuance thereof.

“Bond Proceeds Withdrawal Certificate”  means a certificate substantially in the form of the “Bond Proceeds Withdrawal Certificate” attached as Exhibit K to the Accounts Agreement.

“Bond Resolution” means the resolution of the Issuer authorizing the issuance of the Series 2007A Bonds and the related transactions and documents.

“Bondholder”, “Holder”, “Owner” and “Registered Owner” mean with respect to the Series 2007A Bonds the registered owner of any Series 2007A Bond and does not mean any beneficial owner of the Series 2007A Bonds whether through the book-entry only system of DTC or otherwise.

“Bond Counsel” means Briggs and Morgan, Professional Association or any other nationally recognized municipal bond counsel selected by the Issuer or by the Borrower with the consent of the Issuer.

“Bond Indenture” means this Bond Trust Indenture between the Issuer and the Bond Trustee, as it may from time to time be amended or supplemented.

“Bond Proceeds Sub-Account” means the account so named established pursuant to the Accounts Agreement solely for the deposit of proceeds of the Series 2007A Bonds, and interest earnings thereon, from the Project Fund as permitted or directed by the Bond Indenture held under the Accounts Agreement solely for the payment of Costs of the Project as defined in the Bond Indenture and the Tax Exemption Agreement.

“Bond Register” means the registration books of the Issuer kept by the Bond Trustee (in its capacity as Registrar) to evidence the registration and transfer of the Series 2007A Bonds.

“Bond Sinking Fund” means the fund created in Section 4.4 hereof.

“Bond Trustee” means Wells Fargo Bank, National Association, as trustee, or any successor trustee under this Bond Indenture.

“Bond Year” means any twelve-month period beginning January 1 of a calendar year and ending on December 31 of the succeeding calendar year. For the purpose of calculating debt service on the Series 2007A Bonds payable in any Bond Year, principal and interest payable on the Series 2007A Bonds on January 1 of any Bond Year shall be deemed to be payable during the preceding Bond Year.

“Borrower” means Heartland Grain Fuels, L.P., a Delaware limited partnership and its successors and assigns and any surviving, resulting or transferee entity.

“Business Day” means a day which is not (a) a Saturday, Sunday or legal holiday on which banking institutions in the State, the State of New York or the state in which the principal corporate trust office of the Bond Trustee is located are authorized by law or executive order to close or (b) a day on which the New York Stock Exchange is authorized or obligated by law or executive order to close.

“Capitalized Lease Liabilities” of any Person means all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as capitalized leases on a balance sheet of such Person or otherwise disclosed as such in a note to such balance sheet and, for purposes of the Financing Documents, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” means:

(a)                                  readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, in each case maturing within one (1) year from the date of acquisition thereof;

(b)                                 securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of AA- or higher from S&P or Aa3 or higher from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(c)                                  investments in commercial paper maturing within one hundred eighty (180) days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(d)                                 investments in certificates of deposit, banker’s acceptances and time deposits maturing within two hundred and seventy (270) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America, any State thereof, any country that is a member of the Organization for Economic Co-Operation and Development or any political subdivision thereof, that has a combined capital and surplus and undivided profits of not less than five hundred million Dollars $(500,000,000);

(e)                                  fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (d) of this definition; and

(f)                                    investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) of this definition.

“Cash Flow” means, for any period, the sum (without duplication) of the following:  (i) all cash paid to the Borrower during such period in connection with the Ethanol Marketing Agreement, Co-Product Marketing Agreement and any other sales of Products, (ii) all interest and investment earnings paid to the Borrower or the Project Accounts during such period on amounts on deposit in the Project Accounts, (iii) all cash paid to the Borrower during such period as business interruption insurance proceeds, and (iv) all other cash paid to the Borrower during such period; provided, however, that Cash Flow shall not include any proceeds of the Senior Credit Facilities or any other Indebtedness incurred by the Borrower; insurance proceeds; condemnation proceeds; the any equity contribution; proceeds from any disposition of assets of the Facilities or the Borrower (other than Products); tax refunds; amounts received, whether by way of a capital contribution or otherwise, from any holders of Equity Interests of the Borrower; and any other extraordinary or non-cash income or receipt of the Borrower under GAAP.

“Cash Flow Available for Debt Service” means, for any period, an amount equal to the amount of Cash Flow deposited in the “Revenue Account” established under the Accounts Agreement during such period minus all amounts paid during such period pursuant to priorities first and second of Section 6.01(c) of the Accounts Agreement so long as the Accounts Agreement is in effect and thereafter means, for any period, an amount equal to Cash Flow minus all amounts paid by the Borrower for Operation and Maintenance Expenses and Maintenance Capital Expenses.

“Change Order” means, with respect to an Expansion, each “Change Order” (if any) as described in the respective Design-Build Agreement.

“Closing Date” means the date on which all the conditions set forth in the Senior Credit Facilities as to closing and first funding have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Each reference to the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations relating to the Code or the sections thereof specifically referenced.

“Collateral” means all assets of and Equity Interests in the Borrower, whether now owned or hereafter acquired, upon which a Lien is purported to be created by any Bond Collateral Document then in effect or contemplated to be in effect.

“Collateral Agent” means WestLB, not in its individual capacity but solely in its capacity as collateral agent for the Senior Secured Parties under the Financing Documents, and includes each other Person that may, from time to time, be appointed as successor Collateral Agent pursuant to Section 9.06 (Resignation or Removal of Agent) of the Credit Agreement.

“Commodity Hedging Arrangements” means any arrangement to hedge the price of corn purchases, ethanol sales, Distillers Grains sales or natural gas purchases.

“Commodity Risk Management Plans” means risk management plans prepared by the Borrower setting forth terms and conditions relating to any Commodity Hedging Arrangements from time to time proposed to be entered into by the Borrower, including any updates made to such risk management.

“Construction Budget” means the budget attached the Senior Credit Facilities that sets forth all categories of costs and expenses required in connection with the development, construction, start-up, and testing of the Aberdeen Expansion, including all construction costs, all costs under the Design-Build Agreement, all interest, taxes and other carrying costs related to the construction loans, and costs related to the construction of the facilities described under the Aberdeen Expansion Documents, as updated from time to time in accordance the Senior Credit Facilities.

“Contest” means, with respect to any matter or claim involving any Person, that such Person is contesting such matter or claim in good faith and by appropriate proceedings timely instituted; provided that the following conditions are satisfied:  (a) such Person has posted a bond or cash collateral (or other security acceptable to the Senior Lenders so long as the Senior Credit Facilities are in effect or, thereafter, the Bond Trustee) for the full amount of such claim (or such lower amount as is acceptable to the Senior Lenders so long as the Senior Credit Facilities are in effect or, thereafter, the Bond Trustee); (b) during the period of such contest, the enforcement of any contested item is effectively stayed; (c) none of such Person or any of its officers, directors or employees, or any Senior Lender, the Bond Trustee, the Issuer or nay Bondholder or their respective officers, directors or employees, is or would reasonably be expected to become subject to any criminal liability or sanction in connection with such contested items; and (d) such contest and any resultant failure to pay or discharge the claimed or assessed amount during the pendency of such contest does not, and could not reasonably be expected to (i) result in a Material Adverse Effect or (ii) involve a material risk of the sale, forfeiture or loss of, or the creation, existence or imposition of any Lien on, any of the Collateral.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Conversion Date” means the Business Day upon which (i) all the conditions precedent set forth in the Senior Credit Facilities for the conversion from a construction loan to a term loan shall have been satisfied (or waived in accordance with the terms of the Senior Credit Facilities) and (ii) the construction loans are converted to term loans.

“Co-Product Marketing Agreement” means that certain Co-Product Marketing Agreement, dated as of May 9, 2007, between the Borrower and Dakotaland Feeds, LLC.

“Costs of the Project” means all costs of acquiring, constructing and equipping the Project which are permitted by the Act and consist of Solid Waste Disposal Facilities, and, without intending to limit or restrict any proper definition of such costs under any applicable law, shall include:

(a)                                  subject to the reimbursement restrictions contained in the Code, payment to the Borrower of such amounts, if any, as are necessary to reimburse the Borrower in full for all advances and payments made by it or for its account, with respect to the Project for expenditures in connection with the acquisition of any property required for the Project, the preparation of the plans and specifications (including any preliminary study or planning of the Project), or any aspect thereof and any reports or analyses concerning the Project, and all real or personal property deemed necessary in connection with the Project, or any one or more of said expenditures (including architectural, engineering and supervisory services);

(b)                                 payment for labor, services, materials and supplies used or furnished in the acquisition, construction and equipping of the Project, all as provided in the plans and specifications, payment for the cost of the acquisition, construction and installation of facilities, and all real and personal property deemed necessary in connection with the Project and payment for the miscellaneous expenses incidental to any of the foregoing items;

(c)                                  payment of any other costs and expenses relating to the acquisition, construction and equipping of the Project, including interest on the Series 2007A Bonds during construction of the Project, or the authorization, issuance and sale of the Series 2007A Bonds;

(d)                                 the cost of any indemnity and surety bonds to secure deposits in the Project Fund, taxes or other municipal or governmental charges lawfully levied or assessed during construction upon the Project or any property acquired therefor, and premiums on insurance, if any, in connection with the Project, during construction; and

(e)                                  any obligation or expense hereafter incurred by the Borrower for any of the foregoing purposes.

“Dakota Fuels” means Dakota Fuels, Inc., a Delaware corporation, which is the general partner of the Borrower.

“Date of Taxability” means the date on which a Determination of Taxability exists by expiration of any appeal period or unsuccessful conclusion of any appeal or contest.

“Debt Service” means, for any period, with respect to the Senior Credit Facilities or the Loan Agreement, as the case may be, the sum of (i) all fees and (iii) principal payments of the Loans (excluding the Required Cash Sweep and any other mandatory prepayments) scheduled to become due and payable during such period to the Senior Lenders or the Bond Trustee as the case may be and ,with respect to the Senior Credit Facilities only, all payments due by the Borrower pursuant to Section 4.03 (Increased Eurodollar Loan Costs) and Section 4.07(a) (Taxes) of the Senior Credit Facilities with respect to such scheduled principal, interest and fees.

“Debt Service Requirements” means, with respect to the period of time for which calculated, the aggregate of the payments required to be made during such period in respect of principal (whether at maturity, as a result of mandatory sinking fund redemption, a mandatory prepayment or otherwise) and interest on Outstanding Series 2007A Bonds.

“Debt Service Reserve Fund” means the fund created by Section 4.5 hereof.

“Debt Service Reserve Requirement” means an amount equal to the lesser of (i) the Maximum Annual Debt Service Requirement on the Series 2007A Bonds, (ii) 10% of the Proceeds of the Series 2007A Bonds or (iii) 125% of the average annual debt service on the Series 2007A Bonds.

“Defaulted Interest” means interest on the Series 2007A Bonds which is payable but not duly paid on the date due.

“Deferred Approvals” has the meaning provided in the Senior Credit Agreement.

“Design-Build Agreement” means each of the design build agreements for the Aberdeen Expansion specified in the Senior Credit Facilities.

“Distillers Grains” means any form of distillers grain products (including syrup) marketed by the Borrower from time to time.

“Determination of Taxability” means the issuance of a statutory notice of deficiency by the Internal Revenue Service, or ruling of the National Office or any District Office, or a final decision by any court of competent jurisdiction that interest on the Series 2007A Bonds is includible in the gross income of the recipient under Section 103 and related sections of the Code and regulations thereunder as in effect at the date of issuance of the Series 2007A Bonds, for any reason other than a change of law or that the Holder is a substantial user or a related person under Section 147(a), provided that the period for a contest or appeal, if any, of such action, ruling or decision has expired without any such appeal or contest having been instituted, or, if instituted, such contest or appeal has been unsuccessfully concluded.

“DTC” means The Depository Trust Company, a New York corporation, and its successors and assigns.

“DTC Participant” or “DTC Participants” means securities brokers and dealers, banks, trust companies, clearing corporations and certain other corporations which have access to the DTC system.

“Environmental Affiliate” means any Person, only to the extent of, and only with respect to matters or actions of such Person for which, the Borrower could reasonably be expected to have liability as a result of the Borrower retaining, assuming, accepting or otherwise being subject to liability for Environmental Claims relating to such Person, whether the source of the Borrower’s obligation is by contract or operation of Law.

“Environmental Approvals” means any Governmental Approvals required under applicable Environmental Laws.

“Environmental Claim” means any written notice, claim, demand or similar written communication by any Person alleging potential liability or requiring or demanding regulatory compliance or remedial or responsive measures (including potential liability for investigatory costs, cleanup, remediation and mitigation costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) in each such case (x) either (i) with respect to environmental contamination-related liabilities or obligations with respect to which the Borrower could reasonably be expected to be responsible that are, or could reasonably be expected to be, in excess of two hundred thousand Dollars ($200,000) in the aggregate, or (ii) that has or could reasonably be expected to result in a Material Adverse Effect and (y) arising out of, based on or resulting from (i) the presence, release or threatened release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person; (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws or Environmental Approvals; or (iii) personal injury or damage to property as a result of exposure to Materials of Environmental Concern.

“Environmental Laws” means all Laws applicable to the Facilities relating to pollution or protection of human health, safety or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise applicable to the Facilities relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, management, remediation or handling of Materials of Environmental Concern.

“Environmental Site Assessment Report” means, a Phase I environmental site assessment report prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, which report shall comply with ASTM standard 1527-05 (with such modifications thereto as may reasonably be requested by the Borrower and are reasonably acceptable to the Administrative Agent), and a Phase II environmental site assessment reasonably acceptable to the Senior Lenders, addressing any recognized environmental conditions or other areas of concern identified in the relevant Phase I report if in the reasonable determination of the Senior Lenders, acting in consultation with the Independent Engineer, a Phase II assessment is warranted.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means any Person, trade or business that, together with the Borrower, is or was treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Escrow Obligations” means (i)  Government Obligations, (ii) certificates evidencing a direct ownership interest in Government Obligations or in future interest or principal payments thereon held in a custody account by a custodian satisfactory to the Bond Trustee, and (iii) obligations of any state of the United States of America or any political subdivision, public instrumentality or public Issuer of any such state which are fully secured by and payable solely from Government Obligations held pursuant to an escrow agreement satisfactory to the Bond Trustee.

“Ethanol Marketing Agreement” means that certain Ethanol Marketing Agreement dated as of November 30, 2000, between the Borrower and Williams Ethanol Services, Inc. D/B/A  Williams Bio-Energy, N/K/A Aventine Renewable Energy, Inc., as amended March 31, 2003 and December 1, 2006.

“Event of Abandonment” means any of the following shall have occurred: (i) the abandonment by the Borrower of the development, construction, operation or maintenance of the Facilities for a period of more than sixty (60) consecutive days (other than as a result of force majeure, an any taking, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority relating to any material part of the Project with, any Equity Interests of the Borrower, or any other assets thereof, or any event that causes the Facilities, or any materials portion thereof, to be damaged, destroyed, or rendered unfit for normal use for any reason), (ii) the suspension of all or substantially all of the Borrower’s activities with respect to the Facilities, other than as the result of such force majeure, taking or casualty, for a period of more than sixty (60) consecutive days, or (iii) any written acknowledgement by the Borrower of a final decision to take any of the foregoing actions.

“Expansions” means the Aberdeen Expansion and the Huron Expansion.

“Expense Fund” means the fund created in Section 3.2 hereof.

“Facilities” means the Aberdeen Facility, the Aberdeen Expansion, the Huron Facility and the Huron Expansion, if undertaken.

“Facilities Documents” means the documents related to the Facilities defined as the “Project Documents” in the Senior Credit Facilities.

“Facilities Parties” means each Person (other than the Borrower or the Parent Company) who is a party to a Facilities Document.

“Final Completion Date” means with respect to the Aberdeen Expansion, the date (which shall occur on or before the Conversion Date Certain) on which the conditions in the Senior Credit Agreement have been satisfied, as certified by each of the Borrower and the Independent Engineer in a Final Completion Certificate.

“Final Completion Certificate” means (a) a certificate of the Independent Engineer, (b) a certificate of the Borrower, in each case in the form required by the Senior Credit Facilities and confirming that the Final Completion Date has occurred.

“Financial Model” means the pro forma financial statements and projections of revenue and expenses and cash flows with respect to the Borrower and the Facilities for the period from September 1, 2007 through the Fiscal Year ended December 31, 2022, attached to the Senior Credit Facilities, as the same may be updated by the Borrower.

“Financial Officer” means, with respect to any Person, the controller, treasurer or chief financial officer of such Person.

“Financing Documents” means the “Financing Documents” relating to the Senior credit Facilities as defined in the Senior Credit Agreement together with the Bond Documents.

“First Lien Agent” has the meaning provided in the Intercreditor Agreement.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at such time, including the First Lien Lenders, the First Lien Administrative Agent, the First Lien Agent, the Accounts Bank and Counterparties under the First Lien Hedge Agreements as defined in the Intercreditor Agreement.

“Fiscal Year” means any period of twelve (12) consecutive calendar months ending on September 30.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Funding Notice” means a request for funding of the Senior Credit Facilities for a construction or working capital or upon conversion to the term loan as further defined in the Senior Credit Agreement.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

“Government Obligations” means direct obligations of the United States of America and obligations on which the timely payment of principal and interest is fully guaranteed by the United States of America.

“Governmental Approval” means any authorization, consent, approval, license, lease, ruling, permit, certification, exemption, filing for registration by or with any Governmental Authority.

“Governmental Authority” means any nation, state, sovereign, or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).

“Historical Debt Service Coverage Ratio” or “HDSCR” means, as of any Quarterly Payment Date, for the four (4) Fiscal Quarters immediately preceding (and not including the then-current Fiscal Quarter) such Quarterly Payment Date (or, if less than four (4) Fiscal Quarters have elapsed since the Conversion Date, for such number of full Fiscal Quarters that has elapsed since the Conversion Date), the ratio of (i) Cash Flow Available for Debt Service during such period to (ii) Debt Service on the Senior Credit Facilities or the Loan Agreement, as the case may be, during such period.

“Huron Expansion” means the expansion of the Huron Facility if undertaken and if financed in part by the Senior Lenders.

“Huron Facility” means the existing ethanol production facility owned by the Borrower in Huron, South Dakota.

“Huron Grain Elevator Lease” means that certain Lease Agreement, dated as of October 1, 2007, between the Borrower and South Dakota Wheat Growers Association, relating to the grain elevator for the Huron Facility.

“Huron Ground Lease” means that certain Ground Lease, dated as of May 1, 1998, between the Borrower as Lessee and Farmland Industries, Inc. as Lessor, as assigned to Land O’Lakes Farmland Feed LLC (n/k/a Land O’Lakes Purina Feed LLC) pursuant to an Assignment and Assumption of Ground Lease dated July 16, 2004, and as amended by the First Amendment to Lease dated as of February 10, 2006, between Land O’Lakes Purina Feed, LLC and the Borrower.

“Huron Senior Mortgage” means that certain Mortgage – One Hundred Eighty Day Redemption, Collateral Real Estate Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits made by the Borrower to the Collateral Agent for the benefit of the Senior Lenders relating to the Huron Facility.

“Huron Subordinate Mortgage” means that certain, Subordinate Mortgage – One Hundred Eighty Day Redemption, Collateral Real Estate Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits made by the Borrower to the Bond Trustee relating to the Huron Facility.

“Huron Subordination, Non-Disturbance and Attornment Agreement” means that certain Subordination, Non-Disturbance and Attornment Agreement, dated as of October 1, 2007, among the Bond Trustee as mortgagee, the Borrower as lessee and South Dakota Wheat Growers Association as mortgagor, in relation to the Huron Grain Elevator Lease, including all schedules, exhibits and attachments thereto.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(g)                                 all obligations of such Person for or in respect of moneys borrowed or raised, whether or not for cash by whatever means (including acceptances, deposits, discounting, letters of credit, factoring, and any other form of financing which is recognized in accordance with GAAP in such Person’s financial statements as being in the nature of a borrowing or is treated as “off-balance sheet” financing);

(h)                                 all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(i)                                     all obligations of such Person for the deferred purchase price of property or services;

(j)                                     all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or are otherwise limited in recourse);

(k)                                  the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(l)                                     all Capitalized Lease Liabilities;

(m)                               net obligations of such Person under any Swap Contract;

(n)                                 all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(o)                                 all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Independent Engineer” means the engineer or other expert selected by the Senior Lenders to review construction of the Aberdeen Expansion and draw requests for proceeds of the Senior Loan and draw request for the proceeds of the Series 2007A Bonds.

“Independent Engineer Certificate” means a certificate of the Independent Engineer substantially in the form of the “Independent Engineer’s Certificate attached as Exhibit L to the Accounts Agreement.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of October 1, 2007 by and between the Borrower, the Parent Company, the Administrative Agent and the Bond Trustee.

“Interest Fund” means the fund created in Section 4.3 hereof.

“Interest Payment Date” means with respect to the Series 2007A Bonds each January 1 and July 1, commencing January 1, 2008; provided that, if such day shall not be a Business Day, payment shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due.

“Interest Rate Protection Agreement” means each interest rate swap, collar, put, or cap, or other interest rate protection arrangement, with a Qualified Counterparty, in each such case that is reasonably satisfactory to the Administrative Agent and is entered into in accordance with the Senior Credit Facilities.

“Law” means, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, common law, holding, injunction, Governmental Approval or requirement of such Governmental Authority. Unless the context clearly requires otherwise, the term “Law” shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements, or other modifications thereto or thereof, and whether or not in effect as of the date of this Agreement.

“Leased Premises” means those certain leased premises described in the Huron Ground Lease, the Huron Grain Elevator Lease and the Aberdeen Grain Elevator Lease.

“Letter of Representations” means the Blanket Issuer Letter of Representations from the Issuer to DTC.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, bailment, conditional sales or title retention agreement, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

“Loan Agreement” means the Loan Agreement relating to the Series 2007A Bonds, dated as of the date hereof, between the Borrower and the Issuer, as it may from time to time be amended or supplemented.

“Local Account” means any local bank account (other than the Project Accounts and the Bond Accounts) in the name of the Borrower.

“Maintenance Capital Expenses” means all expenditures by the Borrower for regularly scheduled (or reasonably anticipated) major maintenance of the Facilities, Prudent Ethanol Operating Practice and vendor and supplier requirements constituting major maintenance (including teardowns, overhauls, capital improvements, replacements and/or refurbishments of major components of the Facilities).

“Mandatory Sinking Fund Redemption” has the meaning given such term in Section 5.1 hereof.

“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, property, condition (financial or otherwise), prospects, or operations of the Borrower or the Facilities taken as a whole, (ii) the ability of the Borrower, any Pledgor, any Project Party or any party (other than a Senior Secured Party) to the Intercreditor Agreement or Accounts Agreement to perform its material obligations under any Transaction Document to which it is a party, (iii) creation, perfection or priority of the Liens granted, or purported to be granted, in favor, or for the benefit, of the Collateral Agent pursuant to the Security Documents or (iv) the rights or remedies of any Senior Secured Party under any Financing Document.

“Materials of Environmental Concern” means chemicals, pollutants, contaminants, wastes, toxic substances and hazardous substances, any toxic mold, radon gas or other naturally occurring toxic or hazardous substance or organism and any material that is regulated in any way, or for which liability is imposed, pursuant to an Environmental Law.

“Maximum Annual Debt Service Requirement” means the largest total Debt Service Requirements for the current or any succeeding Bond Year.

“Mortgaged Property” means all real property right, title and interest of the Borrower that is subject to the Subordinate Mortgage.

“Multiemployer Plan” means a Plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Necessary Project Approvals” has the meaning set forth in the Senior Credit Facilities.

“Net Worth” of any Person means, as of any given date, the aggregate of capital, surplus and retained earnings (including any cumulative translation adjustment) of such Person as would be shown on a consolidated balance sheet of such Person prepared as of such date in accordance with generally accepted accounting principles which may be in part established with respect to asset value by an appraisal firm established in accordance with generally accepted accounting principles.

“Obligations” means and includes all loans, advances, debts, liabilities, Indebtedness and obligations, howsoever arising, owed to the Agents, the Lender or any Senior Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any Insolvency or Liquidation Proceeding naming the Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such (including the Interest Rate Protection Agreement), proceeding, pursuant to the terms of this Agreement or any of the other Financing Documents including all principal, interest, fees, charges, expenses, attorneys’ fees, costs and expenses, accountants’ fees and Consultants’ fees payable by the Borrower hereunder or thereunder.

“Officer’s Certificate” means a certificate signed, in the case of a certificate delivered by a corporation, by the President, any Vice-President or any other officer authorized to sign by resolution of the governing body of such corporation or, in the case of a certificate delivered by any other Person, the chief executive or chief financial officer of such other Person, in either case whose authority to execute such Certificate shall be evidenced to the satisfaction of the Bond Trustee for the purpose of this Bond Indenture.

“Operating Budget” means the operating budget required to be prepared pursuant to the Senior Credit Facilities or the Loan Agreement, as the case may be.

“Operating Budget Category” means, at any time with respect to each Operating Budget, each line item set forth in such Operating Budget in effect at such time.

“Operating Statement” means an operating statement with respect to the Facilities, in substantially the form required by the Senior Credit Facilties.

“Operation and Maintenance Expenses” means, for any period, the sum without duplication of all (i) reasonable and necessary expenses of administering, managing and operating, and generating Products for sale from, the Facilities and maintaining it in good repair and operating condition, (ii)  costs associated with the supply and transportation of all corn, natural gas, electricity and other supplies and raw materials to the Facilities and distribution and sale of Products from the Facilities that the Borrower is obligated to pay, (iii) all reasonable and necessary insurance costs (other than insurance premiums that are paid as costs of the Aberdeen Expansion), (iv) property, sales and franchise taxes to the extent that the Borrower is liable to pay such taxes to the taxing authority (other than taxes imposed on or measured by income or receipts) to which the Facilities, may be subject (or payment in lieu of such taxes to which the Facilities may be subject), (v) reasonable and necessary costs and fees incurred in connection with obtaining and maintaining in effect the Necessary Project Approvals, (vi) reasonable and arm’s-length legal, accounting and other professional fees attendant to any of the foregoing items during such period, (vii) the reasonable costs of administration and enforcement of the Transaction Documents, (viii) costs incurred pursuant to the Permitted Commodity Hedging Arrangements, and (ix) all other costs and expenses included in the then-current Operating Budget. In no event shall cost of Aberdeen Expansion or Maintenance Capital Expenses be considered Operation and Maintenance Expenses.

“Outstanding” means, with respect to the Series 2007A Bonds, all Series 2007A Bonds which have been duly authenticated and delivered by the Bond Trustee under this Bond Indenture, except:

(a)                                  Series 2007A Bonds cancelled after purchase in the open market or because of payment at or redemption prior to maturity;

(b)                                 Series 2007A Bonds for the payment or redemption of which cash or Government Obligations shall have been theretofore deposited with the Bond Trustee (whether upon or prior to the maturity or redemption date of any such Series 2007A Bonds) in accordance with this Bond Indenture; provided that if such Series 2007A Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given or arrangements satisfactory to the Bond Trustee shall have been made therefor, or waiver of such notice satisfactory in form to the Bond Trustee shall have been filed with the Bond Trustee;

(c)                                  Series 2007A Bonds in lieu of which others have been authenticated under this Bond Indenture; and

(d)                                 Series 2007A Bonds owned by the Borrower, the Parent Company or affiliate thereof.

“Parent Company” means ABE Heartland, LLC, a Delaware limited liability company, which currently owns, directly or indirectly, 100% of the Equity Interests in the Borrower and its successors and assigns and any surviving, resulting or transferee entity.

“Paying Agent” means the Bond Trustee and the bank or banks, if any, designated pursuant to this Bond Indenture to receive and disburse the principal of and interest and premium, if any, on the Series 2007A Bonds.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Permitted Commodity Hedging Arrangements” means those Commodity Hedging Arrangements entered into by the Borrower in accordance with the provisions of the Senior Credit Facilities.

“Permitted Liens” means Liens identified in the Senior Credit Facilities as “Permitted Liens”.

“Permitted Tax Distribution” means, with respect to any distributee that is required to pay tax as a result of its direct or indirect ownership of the Borrower, an amount equal to forty percent (40%) of such distributee’s estimated share of the taxable income of the Borrower (after netting or otherwise taking account of a distributee’s shares of the income, loss, deduction and credit associated with the distributee’s interest in the Borrower) that the distributee is reasonably expected to have to report for income tax purposes for the Fiscal Quarter distributed to the extent necessary to fund a distributee’s timely payment to a Governmental Authority of tax liability (including estimated payments thereof) and subject to correction as described below.

“Person” means any natural person, firm, joint venture, association, partnership, business trust, corporation, public body, agency or political subdivision thereof or any other separately existing agency.

“Plan” means an employee pension benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA or Section 412 of the Code that is sponsored or maintained by the Borrower or any ERISA Affiliate, or in respect of which the Borrower or any ERISA Affiliate has any obligation to contribution or liability.

“Proceeds” means (a) if the first offering price of the Series 2007A Bonds minus the compensation paid to the underwriter (the “Net Price”) is equal to or greater than 98% of the aggregate principal amount of the Series 2007A Bonds, an amount equal to the original aggregate principal amount of the Series 2007A Bonds or (b) if the net price is less than 98% of the original aggregate principal amount of the Series 2007A Bonds, an amount equal to the net price.

“Products” means ethanol, Distillers Grains, and any other co product or by-product produced in connection with the production of ethanol at the Project.

“Project” means the improvements, modifications, expansions and equipment purchases to be made for the Aberdeen Facility which constitute Solid Waste Facilities, the cost of which are to be financed, in whole or in part, with a portion of the proceeds of the Series 2007A Bonds, the plans and specifications for which are on file with the Borrower.

“Project Accounts” has the meaning provided in Section 1.01 of the Accounts Agreement.

“Project Fund” means the fund created in Section 3.3 hereof.

“Prospective Debt Service Coverage Ratio” or “PDSCR” means, for any Quarterly Payment Date, for the Fiscal Quarter including such Quarterly Payment Date and the three (3) Fiscal Quarters immediately following such Quarterly Payment Date, the ratio of (i) Cash Flow Available for Debt Service projected for such period to (ii) Debt Service on the Senior Credit Facilities or the Loan Agreement, as the case may be, projected for such period, in each case based on the then-current Operating Budget approved in accordance with the Senior Credit Facilities, as the same has been updated (if necessary) to reflect the then-current projections for commodity prices.

“Prudent Ethanol Operating Practice” means those reasonable practices, methods and acts that (i) are commonly used in the region where the Facilities is located to manage, operate and maintain ethanol production, distribution, equipment and associated facilities of the size and type that comprise the Facilities safely, reliably, and efficiently and in compliance with applicable Laws, manufacturers’ warranties and manufacturers’ and licensor’s recommendations and guidelines, and (ii) in the exercise of reasonable judgment, skill, diligence, foresight and care are expected of an ethanol plant operator, in order to efficiently accomplish the desired result consistent with safety standards, applicable Laws, manufacturers’ warranties, manufacturers’ recommendations and, in the case of the Facilities, the Project Documents. Prudent Ethanol Operating Practice does not necessarily mean one particular practice, method, equipment specifications or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

“Quarterly Payment Date” means each March 31, June 30, September 30 and December 31.

“Purchase Contract” means the contract for the purchase of the Series 2007A Bonds among the Issuer, the Borrower and the purchasers named therein.

“Rebate Fund” means the Rebate Fund created by Section 3.4 of this Bond Indenture.

“Record Date” means the fifteenth day of the month (whether or not a Business Day) next preceding an Interest Payment Date.

“Redemption Fund” means the fund created in Section 4.6 hereof.

“Registrar” means the Bond Trustee as bond registrar for the Series 2007A Bonds.

“Required Cash Sweep” means each mandatory prepayment of the Loans made pursuant to Section 3.10 (Mandatory Prepayment) of the Senior Credit Facilities.

“Restricted Payments” means any (a) dividend or other distribution (whether in cash, securities or other property), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Equity Interests of the Borrower, or on account of any return of capital to any holder of any such Equity Interest in, or any other Affiliate of, the Borrower, or any option, warrant or other right to acquire any such dividend or other distribution or payment, (b) any payment of fees (other than corporate overhead costs, expenses or any other payments pursuant to the Administrative Services Agreement) for any management, consultancy or administrative services, to any Person who owns, directly or indirectly, any Equity Interest in the Borrower, or any Affiliate of any such Person, or (c) any payment of indemnification obligations pursuant to the Borrower L.P. Agreement; provided that any Permitted Tax Distributions shall not constitute Restricted Payments.

“Revenue Fund” means the fund created by Section 4.2 of this Bond Indenture.

“Senior Credit Agreement” means that certain Credit Agreement, dated as of October 1, 2007, among the Borrower, each of the lenders from time to time party thereto, the Administrative Agent, WestLB AG, New York Branch, as collateral agent, issuing bank, lead arranger, sole book runners and syndicate agent.

“Senior Credit Facilities” means the construction loan, the term loan, and the working capital loan to be made by the Senior Lenders to the Borrower to finance a portion of the Expansions and to refinance certain existing debt of the Borrower relating to the Facilities, which are secured by the Senior Mortgage, the Senior Security Agreement and the Senior Equity Pledge Agreement.

“Senior Equity Pledge Agreement” means that certain Pledge and Security Agreement dated as of October 1, 2007 by and among the Parent Company, ABE Heartland, LLC and the collateral agent set forth therein, as amended or supplemented from time to time.

“Senior Lenders” means WestLB and the other lenders from time to time party to the loan agreement in respect of the Senior Credit Agreement.

“Senior Mortgage” means the Aberdeen Senior Mortgage and the Huron Senior Mortgage.

“Senior Secured Parties” means the Lenders, the Agents and any Interest Rate Protection Provider as defined in the Credit Agreement.

“Senior Security Agreement” means that certain Assignment and Security Agreement dated September, 2007 from the Borrower to the Senior Lenders, as amended or supplemented from time to time.

“Series 2007A Bonds” means the Brown County, South Dakota Subordinate Solid Waste Facilities Revenue Bonds (Heartland Grain Fuels, L.P. Ethanol Plant Project), Series 2007A, to be issued by the Issuer pursuant to the terms and conditions of this Bond Indenture.

“Site” means, with respect to each Facility those certain parcels described in the Senior Credit Facilities with respect to such Facility.

“SNDAs” means each of the Aberdeen Subordination, Non-Disturbance and Attornment Agreement and the Huron Subordination, Non-Disturbance and Attornment Agreement.

“Solid Waste Disposal Facilities” means “Solid Waste Disposal Facilities” as defined by the Code and regulations thereunder for the purposes of Section 142(a)(6) of the Code.

“S&P” means Standard &Poor’s Rating Group.

“Special Interest Payment Date” means the date, which need not be an Interest Payment Date, fixed by the Bond Trustee pursuant to the Bond Indenture for the payment of Defaulted Interest to Holders as of the Special Record Date.

“Special Record Date” means the fifteenth day (whether or not a Business Day) before a Special Interest Payment Date.

“State” means the State of South Dakota.

“Subordinate Equity Pledge Agreement” means that certain Subordinate Pledge and Security Agreement dated as of October 1, 2007 among the Parent Company, Dakota Fuels, the Borrower and the Bond Trustee as amended or supplemented from time to time.

“Subordinate Mortgage” means the Aberdeen Subordinate Mortgage and the Huron Subordinate Mortgage.

“Subordinate Security Agreement” means that certain Subordinate Assignment and Security Agreement dated as of October 1, 2007 from the Borrower to the Bond Trustee as amended or supplemented from time to time.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement and (c) for the avoidance of doubt, includes the Permitted Commodity Hedging Arrangements and any Interest Rate Protection Agreements and excludes any contract for the physical sale or purchase of any commodity.

“Swap Termination Value” means, in respect of any one or more Swap Contracts (including any Permitted Commodity Hedging Arrangements or any Interest Rate Protection Agreements), after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, in accordance with the terms of the applicable Swap Contract, or, if no provision is made therein, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Tax” or “Taxes” means any present or future taxes (including income, gross receipts, license, payroll, employment, excise, severance, stamp, documentary, occupation, premium, windfall profits, environmental, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, ad valorem, alternative or add-on minimum, estimated, or other tax of any kind whatsoever), levies, imposts, duties, fees or charges (including any interest, penalty, or addition thereof) imposed by any government or any governmental agency or instrumentality or any international or multinational agency or commission.

“Tax Exemption Agreement” means that certain Tax Exemption Agreement and Certificate, dated the date of delivery of the Series 2007A Bonds, among the Borrower, the Issuer, the Bond Trustee and the Accounts Bank.

“Taxable Rate” means that variable rate of interest which adjusts the first day of each calendar quarter in each year (January 1, April 1, July 1 and October 1) and is equal to the sum of (i) the rate of interest published as the London Interbank Offered Rate (LIBOR) with a term of three (3) months as of the first day of each calendar quarter or following Business Day if such first day is not a Business Day, and (ii) plus 350 basis points.

“Termination Event” means (i) a reportable event within the meaning of Section 4043(c) of ERISA with respect to any Plan, (ii) the initiation of any action by the Borrower, any ERISA Affiliate or any Plan fiduciary to terminate any Plan (other than a standard termination under Section 4041(b) of ERISA) or the treatment of an amendment to any Plan as a termination under Section 4041(e) of ERISA, (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate any Plan or to appoint a trustee to administer any Plan, (iv) the withdrawal of the Borrower or any ERISA Affiliate from any Multiemployer Plan during a plan year in which the Borrower or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of any Multiemployer Plan participants who are employees of the Borrower or any ERISA Affiliate, (v) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from any Multiemployer Plan, or (vi) the Borrower or any ERISA Affiliate is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to any Multiemployer Plan.

“Title Continuation” means a written notice issued by the title insurance company (including their local title insurance abstractors) confirming the status of title as set forth in the Title Insurance Policy, which indicates that, there has been no change in the title of title to the Mortgaged Property and no Liens or survey exceptions (in the case of any updated or “as-built” survey that has been issued) not theretofore approved by the Senior Lenders, which written notice shall contain no recorded mechanic’s liens except as approved by the Required Lenders or as otherwise subject to a Contest.

“Transaction Documents” means, collectively, the Financing Documents and the Facilities Documents.

“Trust Estate” means the trust estate defined in the granting clauses hereof.

“Unassigned Rights” means the right of the Issuer to receive payment of its fees and expenses, the Issuer’s right to indemnification under the Loan Agreement, the Issuer’s right to execute and deliver supplements and amendments to the Loan Agreement.

“Unfunded Benefit Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all accrued benefits calculated on an accumulated benefit obligation basis and based upon the actuarial assumptions used for accounting purposes (i.e., those determined in accordance with FASB statement No.35 and used in preparing the Plan’s financial statements) exceeds (ii) the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent actuarial valuation report for such Plan.

“Written Request” means, with respect to the Issuer, a request in writing by the Chairman, County Auditor or other authorized officer of the Issuer; with respect to the Bond Trustee, a request in writing signed by an authorized officer of the Bond Trustee; with respect to the Borrower or the Parent Company, a request in writing signed by the Chief Executive Officer, President, Chief Financial Officer or any Vice President of the Borrower or the Parent Company, and with respect to the issuer, the Bond Trustee, the Borrower and the Parent Company, as the case may be, any other officers designated to sign such requests by official action of the appropriate entity.

Section 1.2                         Interpretation. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, words importing the singular number shall include the plural and vice versa. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles. Headings of articles and sections herein and the table of contents hereof are solely for convenience of reference, do not constitute a part hereof and shall not affect the meaning, construction or effect hereof. All references in this Bond Indenture to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Bond Indenture as originally executed. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Bond Indenture as a whole and not to any particular Article, Section or other subdivision unless the context indicates otherwise.

ARTICLE II

THE SERIES 2007A BONDS

Section 2.1                         Authorized Amount of Series 2007A Bonds. No bonds may be issued under the provisions of this Bond Indenture except in accordance with this Article. The total principal amount of Series 2007A Bonds that may be issued is hereby expressly limited to $19,000,000

Section 2.2                         Issuance of Series 2007A Bonds. The Series 2007A Bonds shall be designated “Brown County, South Dakota Subordinate Solid Waste Facilities Revenue Bonds (Heartland Grain Fuels, L.P. Ethanol Plant Project), Series 2007A”.

The Series 2007A Bonds shall be issuable only as registered bonds in the denominations of $5,000 and integral multiples thereof. Unless the Issuer shall otherwise direct, the Series 2007A Bonds shall be numbered from R-1 upward. The CUSIP number of 115433AA2 shall be set forth on the Bond.

The Series 2007A Bonds shall be dated as of the date of issuance and delivery thereof, shall bear interest at the rate of eight and one-quarter percent (8.25%) per annum (except to the extent to which the Bonds bear interest at the Taxable Rate pursuant to Section 5.1 hereof), calculated on the basis of a 360-day year of twelve 30-day months, payable on each Interest Payment Date, and shall mature on January 1, 2017 and be subject to Mandatory Sinking Fund Redemption as set forth in Section 5.2 hereof on January 1 in the years and in the amounts as follows:

Principal Amount	Due in the Year
$5,840,000.00	2016
6,320,000.00	2017
6,840,000.00	2018	*

* Final Maturity

Each Series 2007A Bond shall, except as provided in this Section 2.2, bear interest from the Interest Payment Date next preceding the date of authentication of such Series 2007A Bond to which interest on the Series 2007A Bonds has been paid, unless (i) such date of authentication is an Interest Payment Date to which interest has been paid, in which case from such Interest Payment Date, (ii) such date of authentication is after the Record Date with respect to an Interest Payment Date and prior to such Interest Payment Date, in which case from such Interest Payment Date or (iii) no interest has been paid on the Series 2007A Bonds, in which case from the date of issuance and delivery thereof.

The person in whose name any Series 2007A Bond is registered at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any registration of transfer or exchange subsequent to such Record Date and prior to such Interest Payment Date.

The principal of and interest on the Series 2007A Bonds shall be payable in any currency of the United States of America which, at the respective dates of payment thereof, is legal tender for the payment of public and private debts and such principal shall be payable upon presentation at the principal corporate trust office of the Bond Trustee. Payment of the interest on any Series 2007A Bond shall be made to the Person appearing on the Bond Register as the Registered Owner thereof as of the close of business of the Bond Trustee on the Record Date for such interest payment and shall be paid (i) by check or draft of the Bond Trustee mailed on the applicable Interest Payment Date to the registered owner at such owner’s address as it appears on the Bond Register or at such other address as is furnished to the Bond Trustee in writing by such Owner not less than 15 days prior to the Interest Payment Date or (ii) as to any Owner of $1,000,000 or more in aggregate principal amount of the Series 2007A Bonds who so elects, by wire transfer of funds to such wire transfer address within the continental United States as the Registered Owner shall have furnished in writing to the Bond Trustee no later than the Record Date, which wire instructions shall remain in effect until Bond Trustee is notified to the contrary.

Defaulted Interest with respect to any Series 2007A Bond shall cease to be payable to the Owner of such Series 2007A Bond on the relevant Record Date and, except as hereinafter provided, shall be payable to the Owner in whose name such Series 2007A Bond is registered at the close of business of the Bond Trustee on the Special Record Date for the payment of such Defaulted Interest, which Special Record Date shall be fixed in the following manner. The Borrower shall notify the Bond Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Series 2007A Bond and the date of the proposed payment (which date shall be such, as will enable the  Bond Trustee to comply with the next sentence hereof) and, at the same time, the Borrower or the Obligated Group shall deposit with the Bond Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Bond Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the owners of the Series 2007A Bonds entitled to such Defaulted Interest as provided in this Section. Following receipt of such funds, the Bond Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which date will be fifteen (15) days prior to the date of the proposed payment. The Bond Trustee shall promptly notify the Borrower of such Special Record Date and, in the name and at the expense of the Borrower, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, not less than 10 days prior to such Special Record Date to each Owner of a Series 2007A Bond entitled to such notice at the address of such Owner as it appears on the Bond Register. Such Defaulted Interest shall be paid to the Owners of the Series 2007A Bonds in whose names the Series 2007A Bonds on which such Defaulted Interest is to be paid are registered on such Special Record Date.

Section 2.3                         Execution; Limited Obligation. The Series 2007A Bonds shall be executed on behalf of the Issuer by the manual or facsimile signature of the Chair of the County Commission and attested by the manual or facsimile signature of (or such other officer as may be designated by the Issuer), shall have impressed or printed by facsimile thereon the corporate seal of the Issuer, if required by law, and shall be countersigned by an attorney actually residing in the State and duly licensed to practice in the State. The facsimile signatures of said officers shall have the same force and effect as if such officers had manually signed each of said Series 2007A Bonds. In case any officer whose signature or facsimile signature shall appear on the Series 2007A Bonds shall cease to be such officer before the delivery of such Series 2007A Bonds, such signature or facsimile signature shall nevertheless be valid and sufficient for all purposes, the same as if he had remained in office until delivery.

The Series 2007A Bonds shall be limited obligations of the Issuer payable solely from (a) amounts payable under the Loan Agreement (except for Unassigned Rights), (b) amounts derived from the enforcement of the Bond Collateral Documents (except for amounts with respect to Unassigned Rights) amounts on deposit in the funds to the extent herein provided and (c) income from the temporary investment of any of the foregoing. So long as the Senior Credit Facilities are outstanding, all funds available to the Borrower to make loan repayments (including Unassigned Rights) and all amounts derived from the enforcement of the Bond Collateral Documents are subject to prior liens in favor of the Senior Lenders and are subject to the provisions of the Accounts Agreements ant the Intercreditor Agreement. The Series 2007A Bonds shall be a valid claim of the respective Owners thereof only against the funds established under this Bond Indenture and other moneys held by the Bond Trustee for the benefit of the Series 2007A Bonds and the payments  due or to become due upon or under the Loan Agreement (except for Unassigned Rights), all of which are hereby assigned and pledged hereunder for the equal and ratable payment of the Series 2007A Bonds and shall be used for no other purpose than to pay the principal of, premium, if any, and interest on the Series 2007A Bonds, except as may be otherwise expressly authorized in this Bond Indenture. The Series 2007A Bonds do not constitute a debt or liability of the State or of any political subdivision thereof or a pledge of the faith and credit of the State or any political subdivision thereof. The issuance of the Series 2007A Bonds under the provisions of the Act does not, directly, indirectly or contingently, obligate the State or any political subdivision thereof to levy any form of taxation for the payment thereof or to make any appropriation for their payment, and such Series 2007A Bonds and interest payable thereon do not now and shall never constitute a debt of the State or any political subdivision thereof within the meaning of the Constitution or the statutes of the State and do not now and shall never constitute a charge against the credit or taxing power of the State or any political subdivision thereof. Neither the State nor any political subdivision thereof shall in any event be liable for the payment of the principal of or interest on the Series 2007A Bonds or for the performance of any pledge, obligation or agreement of any kind whatsoever which may be undertaken by the Issuer. No breach by the Issuer of any such pledge, obligation or agreement may impose any liability, pecuniary or otherwise, upon the State or any political subdivision thereof. No covenant or agreement in the Series 2007A Bonds or in this Bond Indenture and no obligation herein imposed upon the Issuer and no breach thereof shall constitute or give rise to or impose upon the Issuer a general liability or a charge upon its general credit or property other than the trust estate, as provided herein.

Section 2.4                         Authentication. No Series 2007A Bond shall be valid or obligatory for any purpose or entitled to any security or benefit under this Bond Indenture unless and until a certificate of authentication on such Series 2007A Bond shall have been duly executed by the Bond Trustee, and such executed certificate of the Bond Trustee upon any such Series 2007A Bond shall be conclusive evidence that such Series 2007A Bond has been authenticated and delivered under this Bond Indenture. The Bond Trustee’s certificate of authentication on any

Series 2007A Bond shall be deemed to have been executed by it if signed by an authorized officer or signatory of the Bond Trustee, but it shall not be necessary that the same officer or signatory sign the certificate of authentication on all of the Series 2007 Bonds issued hereunder.

Section 2.5                         [Intentionally Deleted]

Section 2.6                         Form of Bonds and Temporary Bonds. The Series 2007A Bonds shall be substantially in the form set forth in Exhibit A hereto with such appropriate variations, omissions and insertions as are permitted or required by this Bond Indenture or deemed necessary by the Bond Trustee and the Issuer.

Series 2007A Bonds may be initially issued in temporary form exchangeable for definitive Series 2007A Bonds when ready for delivery. The temporary Series 2007A Bonds shall be of such denomination or denominations as may be determined by the Issuer and may contain such reference to any of the provisions of this Bond Indenture as may be appropriate. Every temporary Series 2007A Bond shall be executed by the Issuer and be authenticated by the Bond Trustee upon the same conditions and in substantially the same manner as the definitive Series 2007A Bonds. If the Issuer issues temporary Series 2007A Bonds, it will execute and furnish definitive Series 2007A Bonds without delay and thereupon the temporary Series 2007A Bonds may be surrendered for cancellation in exchange therefor at the principal corporate trust office of the Bond Trustee, and the Bond Trustee shall authenticate and deliver in exchange for such temporary Series 2007A Bonds an equal aggregate principal amount of definitive Series 2007A Bonds of the same Series and maturity of authorized denominations. Until so exchanged, the temporary Series 2007A Bonds shall be entitled to the same benefits under this Bond Indenture as definitive Series 2007A Bonds authenticated and delivered hereunder.

Section 2.7                         Delivery of Series 2007A Bonds. Upon the execution and delivery of this Bond Indenture, the Issuer shall execute and deliver to the Bond Trustee and the Bond Trustee shall authenticate the Series 2007A Bonds and deliver them to the purchasers as may be directed by the Issuer as hereinafter in this Section 2.7 provided.

Prior to the delivery by the Bond Trustee of any of the Series 2007A Bonds there shall be filed with or delivered to the Bond Trustee and the Issuer:

(a)                                  a copy, duly certified by the Chair of the County Commission or the County Auditor of the Issuer, of the resolutions adopted and approved by the Issuer authorizing the execution and delivery of the Purchase Contract, the Loan Agreement, this Bond Indenture, and the Tax Exemption Agreement and the issuance and sale of the Series 2007A Bonds;

(b)                                 copies, duly certified by the Secretary or an Assistant Secretary of the Borrower of the resolutions adopted and approved by the Borrower authorizing the execution of or approving the, the Loan Agreement, the Subordinate Mortgage, the Subordinate Security Agreement, the Subordinate Equity Pledge Agreement and the Tax Exemption Agreement and approving this Bond Indenture and the issuance and sale of the Series 2007A Bonds;

(c)                                  an original executed counterpart of this Bond Indenture, the Loan Agreement, the Subordinate Mortgage, the Subordinate Security Agreement, the Subordinate Equity Pledge Agreement and the Tax Exemption Agreement;

(d)                                 a request and authorization to the Bond Trustee on behalf of the Issuer and signed by its Chair (or such other officer as may be designated by the Issuer) to authenticate and deliver the Series 2007A Bonds to the purchasers therein identified upon payment to the Bond Trustee, but for the account of the Issuer, of the net proceeds from the sale of the Series 2007A Bonds;

(e)                                  the approving opinion of Bond Counsel;

(f)                                    an opinion of counsel to the Borrower as to the valid authorization, execution and delivery of the Loan Agreement and other related documents and as to such other matters as reasonably requested; and

(g)                                 such other closing documents and opinions of counsel as the Bond Trustee or the Issuer may reasonably specify.

Section 2.8                         Mutilated, Lost, Stolen or Destroyed Series 2007A Bonds. In the event any temporary or definitive Series 2007A Bond is mutilated, lost, stolen or destroyed, the Issuer may execute and the Bond Trustee may authenticate a new Series 2007A Bond of like form, date, maturity and denomination as that mutilated, lost, stolen or destroyed; provided that, in the case of any mutilated Series 2007A Bond, such mutilated Series 2007A Bond shall first be surrendered to the Bond Trustee, and in the case of any lost, stolen or destroyed Series 2007A Bond, there shall be first furnished to the Issuer and the Bond Trustee evidence of such loss, theft or destruction satisfactory to the Issuer and the Bond Trustee, together with indemnity satisfactory to them. In the event any such Series 2007A Bond shall have matured, instead of issuing a replacement Series 2007A Bond the Issuer may pay the same without surrender thereof. The Issuer and the Bond Trustee may charge the holder or owner of such Series 2007A Bond with their reasonable fees and expenses in this connection.

Section 2.9                         Bond Register; Transfer and Exchange of Series 2007A Bonds; Persons Treated as Owners. The Bond Register shall be kept by the Bond Trustee at its principal corporate trust office. At reasonable times and under reasonable regulations established by the Bond Trustee, the Bond Register may be inspected and copied by the Issuer.

Upon surrender for registration of transfer of any Series 2007A Bond at the principal corporate trust office of the Bond Trustee, the Issuer shall execute and the Bond Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Series 2007A Bond or Series 2007A Bonds of the same maturity and of authorized denomination for the aggregate principal amount which the Registered Owner is entitled to receive. Any Series 2007A Bond or Series 2007A Bonds may be exchanged at said office of the Bond Trustee for a like aggregate principal amount of Series 2007A Bond or Series 2007A Bonds of the same maturity of other authorized denominations. The execution by the Issuer of any Series 2007A Bond shall constitute full and due authorization of such Series 2007A Bond, and the Bond Trustee shall thereby be authorized to authenticate, date and deliver such Series 2007A Bond.

All Series 2007A Bonds presented for registration of transfer or exchange shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form and with guaranty of signature satisfactory to the Bond Trustee, duly executed by the Registered Owner or by such Owner’s duly authorized attorney.

No service charge shall be imposed for any exchange or registration of transfer of Series 2007A Bonds. The Issuer and the Bond Trustee may, however, require payment by the person requesting an exchange or registration of transfer of Series 2007A Bonds of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto, except in the case of the issuance of a Series 2007A Bond or Series 2007A Bonds for the unredeemed portion of a Series 2007A Bond surrendered for redemption.

The Issuer and the Bond Trustee shall not be required to register the transfer of or exchange any Series 2007A Bond after notice calling such Series 2007A Bond or portion thereof for redemption has been given or during the 15-day period next preceding the first mailing of such notice of redemption of Series 2007A Bonds of the same maturity.

New Series 2007A Bonds delivered upon any registration of transfer or exchange shall be valid obligations of the Issuer, evidencing the same debt as the Series 2007A Bonds surrendered, shall be secured by this Bond Indenture and shall be entitled to all of the security and benefits hereof to the same extent as the Series 2007A Bond surrendered.

The Issuer and the Bond Trustee may treat the Registered Owner of any Series 2007A Bond as the absolute owner thereof for all purposes, whether or not such Series 2007A Bond shall be overdue, and shall not be bound by any notice, actual or constructive, to the contrary. All payments of or on account of the principal of and premium, if any, and interest on any such Series 2007A Bond as  herein provided shall be made only to or upon the written order of the registered owner thereof or his legal representative, but such registration may be changed as herein provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Series 2007A Bond to the extent of the sum or sums so paid.

Section 2.10                  Cancellation. Any Series 2007A Bond surrendered for the purpose of payment or retirement or for exchange or registration of transfer or for replacement pursuant to Section 2.8 or Section 2.9 hereof, shall be cancelled upon surrender thereof to the Bond Trustee or any Paying Agent. If the Issuer or the Borrower shall acquire any of the Series 2007A Bonds, the Issuer or the Borrower shall deliver such Series 2007A Bonds to the Bond Trustee for cancellation and the Bond Trustee shall cancel the same. Any such Series 2007A Bonds cancelled by any Paying Agent other than the Bond Trustee shall be promptly transmitted by such Paying Agent to the Bond Trustee. A certificate identifying all Series 2007A Bonds so cancelled shall be delivered by the Bond Trustee to the Issuer and to the Borrower. Cancelled Series 2007A Bonds may be destroyed by the Bond Trustee unless instructions to the contrary are received from the Issuer or the Borrower.

Section 2.11                  Book-Entry Only System. The Series 2007A Bonds shall be initially issued in the form of a separate single fully registered Bond for each of the maturities thereof. Upon initial issuance, the ownership of each such Series 2007A Bond shall be registered in the Bond Register in the name of Cede & Co., as nominee of DTC, and except as provided in Section 2.12 hereof, all of the outstanding Series 2007A Bonds shall be registered in the Bond Register in the name of Cede & Co., as nominee of DTC.

With respect to Series 2007A Bonds registered in the Bond Register in the name of Cede & Co., as nominee of DTC, the Issuer, the Bond Trustee and the Borrower shall have no responsibility or obligation to any DTC Participant or to any person on behalf of whom such a DTC Participant holds an interest in the Series 2007A Bonds. Without limiting the immediately preceding sentence, the Issuer, the Bond Trustee and the Borrower shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any DTC Participant with respect to any ownership interest in the Series 2007A Bonds, (ii) the delivery to any DTC Participant or any other Person, other than a Bondholder, as shown in the Bond Register, of any notice with respect to the Series 2007A Bonds, including any notice of redemption, (iii) the payment to any DTC Participant or any other Person, other than a Bondholder, as shown in the Bond Register, of any amount with  respect to principal of or interest on, the Series 2007A Bonds or (iv) any consent given by DTC as registered owner. So long as the certificates for the Series 2007A Bonds are not issued pursuant to Section 2.12 hereof, the Issuer and the Bond Trustee may treat DTC or any successor securities depository as, and deem DTC or any successor securities depository to be, the absolute owner of the Series 2007A Bonds for all purposes whatsoever, including without limitation (i) the payment of principal, premium, if any, and interest on the Series 2007A Bonds, (ii) giving notice of redemption and other matters with respect to the Series 2007A Bonds, (iii) registering transfers with respect to the Series 2007A Bonds and (iv) the selection of Series 2007A Bonds for redemption. Notwithstanding any other provision of this Bond Indenture to the contrary, the Issuer, the Bond Trustee and any Paying Agent shall be entitled to treat and consider the Person in whose name each Series 2007A Bond is registered in the Bond Register as the absolute owner of such Series 2007A Bond for the purpose of payment of principal, premium, if any, and interest with respect to such Series 2007A Bond, for the purpose of giving notices of redemption and other matters with respect to such Series 2007A Bond, for the purpose of registering transfers with respect to such Series 2007A Bond, and for all other purposes whatsoever. The Bond Trustee and any Paying Agent shall pay all principal of, premium, if any, and interest on the Series 2007A Bonds only to or upon the order of the respective Bondholders, as shown in the Bond Register as provided in this Bond Indenture, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to payment of principal of and interest on the Series 2007A Bonds to the extent of the sum or sums so paid. No Person other than a Bondholder, as shown in the Bond Register, shall receive a Series 2007A Bond certificate evidencing the obligation of the Issuer to make payments of principal, premium, if any, and interest pursuant to this Bond Indenture. Upon delivery by DTC to the Bond Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions in this Bond Indenture with respect to interest checks or drafts being mailed to the registered owner at the close of business on the Record Date, the word “Cede & Co.” in this Bond Indenture shall refer to such new nominees of DTC; and upon receipt of such a notice the Bond Trustee shall promptly deliver a copy of the same to any Paying Agent. Except as provided in Section 2.12 hereof, the Series 2007A Bonds may be transferred, in whole but not in part, only to DTC or to Cede & Co., or to a successor securities depository selected or approved by the Issuer or to a nominee of such successor securities depository. If at any time DTC notifies the Issuer that it is unwilling or unable to continue as securities depository with respect to the Series 2007A Bonds, or if at any time DTC shall no longer be registered or in good standing under the Securities  Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor securities depository is not appointed by the Issuer within 90 days after the Issuer receives notice or becomes aware of such condition, as the case may be, then the Issuer shall execute and the Bond Trustee shall authenticate and deliver certificates representing the Series 2007A Bonds as provided in Section 2.12.

Section 2.12                  Successor Securities Depository; Transfers Outside Book-Entry Only System. The Bondholders have no right to a depository for the Series 2007A Bonds. The Issuer or the Bond Trustee may remove DTC or any successor thereto for cause at any time. In such event, the Issuer shall (i) appoint a successor securities depository, qualified to act as such under Section 17A of the Securities and Exchange Act of 1934, as amended, notify DTC and DTC Participants of the appointment of such successor securities depository and transfer one or more separate Series 2007A Bond certificates to such successor securities depository or (ii) notify DTC and DTC Participants of the availability through DTC of Series 2007A Bond certificates and transfer one or more separate Series 2007A Bond certificates to DTC Participants having Series 2007A Bonds credited to their DTC accounts. In such event, the Series 2007A Bonds shall no longer be restricted to being registered in the Bond Register in the name of Cede & Co., as nominee of DTC, but may be registered in the name of the successor securities depository, or its nominee, or in whatever name or names Bondholders transferring or exchanging Series 2007A Bonds shall designate, in accordance with the provisions of this Bond Indenture.

The Issuer has executed the Letter of Representations in connection with the issuance of its bonds. The Letter of Representations is for the purpose of effectuating the book-entry only system of DTC and shall not be deemed to amend, supersede or supplement the terms of this Bond Indenture which are intended to be complete without reference to the Letter of Representations. In the event of any conflict between the terms of the Letter of Representations and the terms of this Bond Indenture, the terms of this Bond Indenture shall control. DTC may exercise the rights of a Bondholder hereunder only in accordance with the terms hereof applicable to the exercise of such rights.

Section 2.13                  Payments and Notices to Cede & Co. Notwithstanding any other provision of this Bond Indenture to the contrary, so long as a Series 2007A Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to principal of, premium, if any, and interest on such Series 2007A Bond and all notices with respect to such Bond shall be made and given, respectively, in the manner provided in the Letter of Representations. The Bond Trustee shall request in each notice sent to Cede & Co. pursuant to the terms of this Bond Indenture that Cede & Co. forward or cause to be forwarded such notice to the DTC Participants.

ARTICLE III

APPLICATION OF SERIES 2007A BOND PROCEEDS
AND REQUIRED FUND DEPOSITS; EXPENSE FUND; PROJECT FUND;
REBATE FUND

Section 3.1                         Deposit of Funds. The Issuer, for and on behalf of, and as a loan to, the Borrower, shall deposit with the Bond Trustee all amounts required to be paid to the Bond Trustee by the Borrower from its available funds other than the Series 2007A Bond proceeds and all of the net proceeds from the sale of the Series 2007A Bonds, and the Bond Trustee shall, out of such proceeds, as may be further specified by a Written Request of the Borrower delivered to the Bond Trustee upon delivery of the Series 2007A Bonds:

(a)                                  Deposit $366,000.00 from monies paid to the Bond Trustee by the Borrower consisting of available funds of the Borrower other than proceeds of the Series 2007A Bonds and $380,000.00 from the proceeds of the Series 2007A Bonds to the credit of the Expense Fund; provided that, pursuant to a Written Request of the Borrower delivered to the Bond Trustee, all or any portion of said amount may be paid directly from bond proceeds for payment of any item which is authorized by Section 3.2 to be paid from the Expense Fund; provided, however, no more than two percent (2%) of the proceeds of the Series 2007A Bonds shall be used to pay cots of issuance of the Series 2007A Bonds.

(b)                                 Deposit to the credit of the Debt Service Reserve Fund the sum of $1,900,000.00 which will be sufficient to satisfy the Debt Service Reserve Requirement; and

(c)                                  Deposit the balance ($16,720,000.00) of the proceeds of the Series 2007A Bonds (including $1,136,437.50 representing capitalized interest on the Series 2007A Bonds) to the Project Fund.

Section 3.2                         Expense Fund. The Issuer hereby establishes with the Bond Trustee a separate account to be known as the “Series 2007A Expense Fund – Heartland Grain Fuels, L.P. Ethanol Plant Project” (the “Expense Fund”). A deposit to the credit of the Expense Fund will be made pursuant to Section 3.1(a) hereof. Amounts on deposit in the Expense Fund shall be disbursed upon the Written Request of the Borrower for the payment of expenses for any recording, trustee’s fees and expenses, accounting and legal fees, financing costs (including costs of acquiring investments for the funds and escrows), and other fees and expenses incurred or to be incurred by or on behalf of the Issuer or the Borrower in connection with or incident to the issuance and sale of the Series 2007A Bonds. At such time as the Bond Trustee is furnished with a Written Request stating that all such fees and expenses have been paid, and in no event later than December 31, 2007, the Bond Trustee shall transfer any moneys remaining in the Expense Fund to the Project Fund.

Section 3.3                         Project Fund. The Issuer hereby establishes with the Bond Trustee a separate account to be known as the “Series 2007A Project Fund – Heartland Grain Fuels, L.P. Ethanol Plant Project.” (the “Project Fund”). Proceeds of the Series 2007A Bonds shall be deposited to the credit in the Project Fund pursuant to Section 3.1(c) hereof. Immediately upon deposit of such proceeds, the Bond Trustee shall transfer the amount of $15,583,562.50 to the

Accounts Bank for deposit to the Bond Proceeds Sub-Account held by the Accounts Bank pursuant to the terms of the Accounts Agreement. The Bond Trustee shall retain $1,136,437.50 in the Project Fund to be applied to the payment of interest on the Series 2007A Bonds as set forth in (a) below of this Section 3.3 The Bond Trustee shall direct the disbursement of funds by the Accounts Bank from the Bond Proceeds Sub-Account upon the procedures set forth in (a) below.

(a)                                  Disbursements from the Project Fund. In order to obtain disbursement of amounts in the Bond Proceeds Sub-Account, the Borrower shall submit a separate Bond Proceeds Withdrawal Certificate to the Bond Trustee and shall request the certificate of the Independent Engineer as required below. Upon review and execution, the Bond Trustee shall submit the Bond Proceeds Withdrawal Certificate to the Administrative Agent and the Independent Engineer to authorize and direct the withdrawal of the amount set forth in the Bond Proceeds Withdrawal Certificate by the Accounts Bank, from the Bond Proceeds Sub-Account. If there are insufficient funds in the Bond Proceeds Sub-Account, the Bond Trustee may, so long as all requirements for disbursement from the Bond Proceeds Sub-Account have been met, disburse moneys on deposit in the Project Fund in order to pay the Costs of the Project set forth in such Bond Proceeds Withdrawal Certificate. The Bond Trustee may not disburse amounts in the Project Fund required to pay interest for other Costs of the Project.

To the extent that the Borrower leases from third parties or otherwise provides equipment for the Project from sources other than funds on deposit in the Project Fund or the Bond Proceeds Sub-Account, the costs thereof shall not be included in the costs referred to above.

In addition, on December 25, 2007 and on June 25, 2008, the Bond Trustee shall transfer from the Project Fund to the Interest Fund the amount of capitalized interest set forth on Exhibit C hereto with respect to the applicable Interest Payment Date, which transferred amount shall be applied to pay interest on the Series 2007A Bonds on the applicable Interest Payment Date pursuant to Section 4.3 hereof. The amount of $1,136,437.50 shall be reserved for and used solely to pay interest on the Series 2007A Bonds. Investment earning on such amount may be used to pay other Costs of the Project under the disbursement procedures set forth above

(b)                                 Completion Certificate. Within 120 days after the substantial completion of the Facilities, the Borrower has agreed in the Loan Agreement to cause a completion certificate of an Independent Engineer to be delivered to the Bond Trustee, which certificate shall state that based upon periodic visits to the site, such Independent Engineer has generally become familiar with the progress and quality of the work on the Project and has determined that in general the work on the Project and the Facilities have been completed in compliance with the contract documents relating thereto, and to deliver to the Bond Trustee a completion certificate of the Borrower, which certificate shall state that substantial completion has occurred and that all Costs of the Project to be paid from the Project Fund have been included in Written Requests previously submitted to the Bond Trustee which have been paid by the Bond Trustee and directing the Bond Trustee to apply any amount remaining in the Project Fund to the mandatory redemption of Series 2007A Bonds upon completion as required by Section 5.1 hereof.

Substantial completion of the Project shall be deemed to have occurred when the Borrower is able to occupy and utilize all portions of the Facilities in the manner in which and for the purposes for which the same were intended, with no significant impairment of the utility thereof to the Borrower for such purposes.

(c)                                  Disposition of Project Fund Moneys After Completion. If after payment by the Bond Trustee of all orders theretofore tendered to the Bond Trustee under the provisions of subparagraph (a) of this Section 3.3 and after receipt by the Bond Trustee of the completion certificates described in subparagraph (b) of this Section 3.3 there shall remain any balance of moneys in the Project Fund, such moneys shall be transferred to the Bond Sinking Fund; provided, however, that the Borrower shall have obtained an opinion of Bond Counsel that such transfer will not impair the exclusion from federal income taxation of the interest on any of the Series 2007A Bonds.

Section 3.4                         Rebate Fund. There is hereby established with the Bond Trustee a “Series 2007A Rebate Fund- Heartland Grain Fuels, L.P. Ethanol Plant Project.” (the “Rebate Fund”) which shall be held separate and apart from all other moneys of the Bond Trustee. Moneys in the Rebate Fund are neither pledged to nor available to be used to pay debt service on the Series 2007 Bonds. Deposits to be made to the Rebate Fund and other provisions relating thereto are set forth in the Tax Exemption Agreement.

ARTICLE IV

REVENUES AND FUNDS

Section 4.1                         Source of Payment of Series 2007A Bonds. The Series 2007A Bonds herein authorized and all payments to be made by the Issuer thereon and into the various funds established under this Bond Indenture are not general obligations of the Issuer but are limited obligations payable solely from (i) amounts payable under the Loan Agreement pledged hereunder (other than Unassigned Rights), (ii) amounts on deposit in the Funds created hereunder to the extent herein provided and (iii) certain income from the temporary investment of any of the foregoing.

Section 4.2                         Revenue Fund. The Issuer hereby establishes with the Bond Trustee, and agrees to maintain so long as any of the Series 2007A Bonds are outstanding, a separate account to be known as the “Series 2007A Revenue Fund – Heartland Grain Fuels, L.P. Revenue Fund” (the “Revenue Fund”). The Bond Trustee shall deposit all amounts received for payment of the Series 2007A Bonds to the Revenue Fund for transfer to the Interest Fund, the Bond Sinking Fund, the Debt Service Reserve Fund and the Redemption Fund as set forth in this Article.

Section 4.3                         Interest Fund. The Issuer hereby establishes with the Bond Trustee, and agrees to maintain so long as any of the Series 2007A Bonds are outstanding, a separate account to be known as the “Series 2007A Interest Fund – Heartland Grain Fuels, L.P. Ethanol Plant Project.” (the “Interest Fund”).

On or before December 31, 2007 the Bond Trustee shall deposit in the Interest Fund from amounts on deposit in the Revenue Fund, an amount which, (after taking into account the amount to be transferred from the Project Fund to the Interest Fund on the twenty-fifth day of the month preceding each Interest Payment Date representing that portion of the capitalized interest which is to be applied to the payment of interest on the Series 2007A Bonds on the next succeeding Interest Payment Date, as such amount is set forth on Exhibit C hereto) will be sufficient to pay the interest to become due on the series 2007A Bonds on January 1, 2008. On or before each Quarterly Payment date after December 31, 2007, commencing March 31, 2008, the Bond Trustee shall deposit in the Interest Fund from amounts on deposit in the Revenue Fund, an amount which (after taking into account said available amount of capitalized interest) will be equal to not less than one-half of the interest to become due on the Series 2007A Bonds on the next succeeding Interest Payment Date. No such deposit need be made, however, to the extent that there is a sufficient amount already on deposit and available for such purpose in the Interest Fund. If any such Quarterly Payment Day is not a Business Day, the deposit herein required to be made shall be made on the next preceding Business Day or so long as the Accounts Agreement is in effect, such Business Day as directed in the Accounts Agreement. Moneys on deposit in the Interest Fund, other than income earned thereon which is to be transferred to other funds created under this Bond Indenture, shall be applied by the Bond Trustee to pay interest on the Series 2007A Bonds as it becomes due.

Section 4.4                         Bond Sinking Fund. The Issuer hereby establishes with the Bond Trustee and agrees to maintain so long as any of the Series 2007A Bonds are outstanding, a separate account to be known as the “Series 2007A Bond Sinking Fund – Heartland Grain Fuels, L.P. Ethanol Plant Project.” (the “Bond Sinking Fund”).

On or before each Quarterly Payment Date, commencing March 31, 2015, after making the required deposits into the Interest Fund, the Bond Trustee shall deposit in the Bond Sinking Fund, from amounts on deposit in the Revenue Fund, an amount which is not less than one-fourth of the principal of the Series 2007A Bonds next to become due, whether at maturity or by Mandatory Sinking Fund Redemption. No such deposit need be made, however, to the extent that there is a sufficient amount already on deposit and available for such purpose in the Bond Sinking Fund. If any such Quarterly Payment Date day is not a Business Day, the deposit herein required to be made shall be made on the next preceding Business Day.

Moneys on deposit in the Bond Sinking Fund, other than income earned thereon which is to be transferred to other funds created under this Bond Indenture, shall be applied by the Bond Trustee to pay principal on the Series 2007A Bonds as it becomes due whether at maturity or by Mandatory Sinking Fund Redemption. In lieu of such payment, the Bond Trustee may, at the written request of the Borrower, purchase in the open market an equal principal amount of Series 2007A Bonds of the maturity to be paid or which is subject to Mandatory Sinking Fund Redemption at prices not exceeding the principal amount of the Series 2007A Bonds being purchased plus accrued interest, with such interest portion of the purchase price to be paid from the Interest Fund and the principal portion of such purchase price to be paid from the Bond Sinking Fund. In addition, the amount of Series 2007A Bonds to be paid or redeemed on any date shall be reduced by the principal amount of Series 2007A Bonds of the maturity required to be paid or redeemed which are acquired by the Borrower and delivered to the Bond Trustee for cancellation.

Section 4.5                         Debt Service Reserve Fund. The Issuer hereby establishes with the Bond Trustee and agrees to maintain so long as any of the Series 2007A Bonds are Outstanding, a separate account to be known as the “Series 2007A Debt Service Reserve Fund – Heartland Grain Fuels, L.P. Ethanol Plant Project.” (the “Debt Service Reserve Fund”). An initial deposit to the credit of the Debt Service Reserve Fund is to be made under the provisions of Section 3.1(b) hereof.

The Debt Service Reserve Fund shall be maintained in an amount equal to the Debt Service Reserve Requirement. Funds on deposit in the Debt Service Reserve Fund shall be used to make up any deficiencies in the Interest Fund and Bond Sinking Fund (in the order listed). The amount of any deficiency created pursuant to such use of said funds shall be restored to the Debt Service Reserve Fund from loan repayments to be made by the Borrower in not more than 4 consecutive substantially equal quarterly installments (the first such installment to be made on the Quarterly Payment Date following the month in which such deficiency is created) as provided in Article IV of the Loan Agreement.

On the first business day of January, 2008, and on the first business day of each January thereafter (each a “Valuation Date”), while any Series 2007A Bonds are Outstanding, the Trustee shall determine the aggregate value on such date of the Authorized Investments then held in the Debt Service Reserve Fund on the basis of the lower of cost or market value plus accrued interest. If such value, together with any cash then held in said Fund, is less than the Debt

Service Reserve Requirement, the Trustee shall immediately notify the Issuer and the Borrower of the amount of such deficiency, and subject to the express terms of the Accounts Agreement and the Intercreditor Agreement, the Borrower shall restore the amount of said deficiency to the Debt Service Reserve Fund from loan repayments to be made by the Borrower not later than one month after the date of such valuation in one monthly deposit pursuant to Article IV of the Loan Agreement. If the value of the securities on deposit in the Debt Service Reserve Fund on any Valuation Date, together with any cash then held therein, exceeds such requirement, such excess shall be transferred to the Bond Sinking Fund at the direction of the Borrower but, in any event, not less than annually. No deficiency shall be deemed to have occurred within the meaning of this paragraph if moneys have been transferred to the Bond Sinking Fund from the Debt Service Reserve Fund and the Borrower is repaying the same pursuant to the provisions of the second paragraph of this Section 4.5.

In lieu of the deposit of moneys in the Debt Service Reserve Fund, the Issuer, at the direction of the Borrower, may cause to be so credited a surety bond, an insurance policy or a letter of credit payable to the Issuer for the benefit of the owners of the Series 2007A Bonds in an amount equal to the Debt Service Reserve Requirement or the difference between the Debt Service Reserve Requirement and the amounts then on deposit in the Debt Service Reserve Fund with respect to the Series 2007A Bonds. The surety bond, insurance policy or letter of credit shall be payable (upon the giving of notice as required thereunder) on any date on which moneys will be required to be withdrawn from the Debt Service Reserve Fund and applied to the payment of the principal of or interest on the Series 2007A Bonds and such withdrawals cannot be made by amounts credited to the Debt Service Reserve Fund. The insurer providing such surety bond or insurance policy shall be an insurer whose municipal bond insurance policies insuring the payment, when due, of the principal of and interest on municipal bond issues results in such issues being rated in the highest rating category by either Standard & Poor’s Rating Services, a Division of The McGraw Hill Companies (“S&P”), or Moody’s Investors Service, Inc. (“Moody’s”), or their successors, or any insurer who holds the highest policyholder ratings accorded insurers by A. M. Best & Co. or any comparable service. The letter of credit issuer shall be a bank or trust company which is rated not lower than the highest rating category by S&P and Moody’s, or their successors, and the letter of credit itself shall be rated in the highest category of either such rating agency. If a disbursement is made pursuant to a surety bond, an insurance policy or a letter of credit provided pursuant to this paragraph, the Borrower shall be obligated either (i) to reinstate the maximum limits of such surety bond, insurance policy or letter of credit or (ii) to deposit funds into the Debt Service Reserve Fund in accordance with the first paragraph of this Section 4.5, or a combination of such alternatives, as shall result in the amount credited to the Debt Service Reserve Fund equaling the Debt Service Reserve Requirement for the Series 2007A Bonds.

If the issuer of a surety bond, insurance policy or letter of credit on deposit in the Debt Service Reserve Fund shall cease to have a rating described in the immediately preceding paragraph, the Borrower shall use reasonable efforts to replace such surety bond, insurance policy or letter of credit with one issued by an issuer having a rating so described, but shall not be obligated to pay, or commit to pay, increased fees, expenses or interest in connection with such replacement or to make deposits in the Debt Service Reserve Fund in lieu of replacing such surety bond, insurance policy or letter of credit with another, and such surety bond, insurance policy or letter of credit shall fully satisfy the Debt Service Reserve Requirement notwithstanding such decrease in rating.

To the extent the Issuer or the Borrower deposits funds in the Debt Service Reserve Fund, other funds on deposit therein may be transferred to the Bond Sinking Fund, so long as the Debt Service Reserve Fund is maintained in an amount which is not less than the Debt Service Reserve Requirement.

Section 4.6                         Redemption Fund. The Issuer hereby establishes with the Bond Trustee and agrees to maintain so long as any of the Series 2007A Bonds are outstanding a separate account to be known as the “Series 2007A Redemption Fund – Heartland Grain Fuels, L.P. Ethanol Plant Project.” (the “Optional Redemption Fund”). In the event of (i) prepayment by or on behalf of the Borrower of amounts payable on the Loan Agreement or (ii) deposits with the Bond Trustee by the Borrower or the Issuer of moneys from any other source for redeeming Series 2007A Bonds (other than a Mandatory Sinking Fund Redemption), except as otherwise provided in this Bond Indenture, such moneys shall be deposited in the Redemption Fund. Moneys on deposit in the Redemption Fund shall be used first, to make up any deficiencies existing in the Interest Fund and the Bond Sinking Fund (in that order) and second, for the redemption or purchase of Series 2007A Bonds in accordance with the provisions of Article V hereof.

Section 4.7                         Investment of Funds. (a)  Upon receipt of a Written Request of the Borrower filed with the Bond Trustee, moneys consisting of proceeds of the Series 2007A Bonds, if any, and all investment earnings thereon in the Interest Fund, Bond Sinking Fund, Debt Service Reserve Fund, Project Fund, Expense Fund and Redemption Fund shall be invested in Authorized Investments, and all remaining moneys in said funds shall be invested in Qualified Investments specified by the Borrower. Such investments shall be made so as to mature on or prior to the date or dates that moneys therefrom are reasonably anticipated to be required. If the Borrower fails to give such direction and file such written request with the Bond Trustee, moneys in such funds shall be invested in Government Obligations, maturing not more than fourteen days after the day such investment is made. As and when any amounts invested pursuant to this Bond Indenture may be needed for disbursements from the Bond Sinking Fund, the Interest Fund, the Debt Service Reserve Fund, the Expense Fund, the Project Fund or the Redemption Fund, the Bond Trustee shall cause a sufficient amount of such investments to be sold or otherwise converted into cash to the credit of such fund. The Bond Trustee may rely upon an Officer’s Certificate of the Borrower in determining whether any investments constitute Authorized Investments and comply with the investment restrictions in this Bond Indenture and the Tax Exemption Agreement. The Bond Trustee, when authorized by the Borrower, may trade with itself in the purchase and sale of securities for such investment; provided, however, that in no case shall any investment be otherwise than in accordance with the investment limitations contained herein and in the Tax Exemption Agreement. The Bond Trustee shall not be liable or responsible for any loss resulting from any such investments. Gains from investments shall be credited to and held in, and losses shall be charged to, the fund or account from which the investment is made.

(b)                                 All investment earnings on amounts in the Project Fund shall be credited to the Project Fund. Other than the Project Fund, all income in excess of the requirements of the funds specified in subsection (a) of this Section derived from the investment of moneys on deposit in any such funds shall be deposited in the following funds, in the order listed:

(i)                                The Debt Service Reserve Fund to the extent necessary to maintain the amount required therein.

(ii)                             The Bond Sinking Fund and the Interest Fund (in that order) to the extent, with respect to the Bond Sinking Fund, of the amount required to be deposited in the Bond Sinking Fund to make the next required principal payment on the Series 2007A Bonds if such payment is scheduled to occur within 13 months of the date of such deposit, and to the extent, with respect to the Interest Fund, of the amounts required to be deposited in the Interest Fund necessary to make any interest payments on the Series 2007A Bonds occurring within 13 months of the date of such deposit; and

(iii)                          The balance, if any, in the Redemption Fund.

Section 4.8                         Trust Funds. All moneys received by the Bond Trustee under the provisions of this Bond Indenture shall, except as provided in Section 4.9 hereof, be trust funds under the terms hereof for the benefit of all Series 2007A Bonds outstanding hereunder (except as otherwise provided) and shall not be subject to lien or attachment of any creditor of the Issuer or the Borrower. Such moneys shall be held in trust and applied in accordance with the provisions of this Bond Indenture.

Section 4.9                         Excluded Funds; Transfers to Rebate Fund. The foregoing provisions of this Article IV notwithstanding, (i) the Rebate Fund shall not be considered a part of the “trust estate” created by this Bond Indenture and (ii) the Bond Trustee shall be permitted to transfer moneys on deposit in any of the trust funds established under this Article IV to the Rebate Fund in accordance with the provisions of the Tax Exemption Agreement.

ARTICLE V

REDEMPTION OF SERIES 2007A BONDS

Section 5.1                         Redemption Dates and Prices. The Series 2007A Bonds are callable for redemption prior to maturity (herein  referred to as “Extraordinary Optional Redemption”) pursuant to this Section 5.1 in the event of damage to or destruction of the Facilities or any part thereof or condemnation or sale consummated under threat of condemnation of the Facilities or any part thereof, if the Net Proceeds of insurance, condemnation or sale received in connection therewith exceed $5,000,000, but only to the extent of funds provided for in Section 4.7 of the Loan Agreement; and pursuant to the Loan Agreement the Borrower elects to have all or a portion of such Net Proceeds applied to the prepayment of the Series 2007A Bonds. If so called for redemption, Series 2007A Bonds shall be subject to redemption by the Issuer at the direction of the Borrower, in whole or in part at any time, and if in part by maturities designated by the Borrower (less than all of a single maturity to be selected by lot in such manner as may be determined by the Bond Trustee) at the principal amount thereof plus accrued and unpaid interest thereon to the redemption date and without premium from the Net Proceeds from such insurance, or condemnation award or such sale, but not in excess of the amount of such Net Proceeds applied to such purpose.

Outstanding Series 2007A Bonds are also subject to redemption prior to maturity (herein referred to as “Optional Redemption”) on or after January 1, 2015 at the option of the Issuer upon direction of the Borrower out of amounts prepaid under the Loan Agreement and deposited in the Redemption Fund, in whole or in part at any time, and if in part by maturities designated by the Borrower (and if less than all of a single maturity is being redeemed, by lot within a maturity or in such manner as may be reasonably determined by the Bond Trustee), at a redemption price of 100% (expressed as percentages of the principal amount of the Series 2007A Bonds to be redeemed), plus accrued interest, if any,  thereon to the date of redemption.

January 1, 2015 through December 31, 2015	106%
January 1, 2016 through December 31, 2016	104
January 1, 2017 and thereafter	102

No Extraordinary Redemption or Optional Redemption of less than all of the Series 2007A Bonds Outstanding at the time of such redemption shall be made pursuant to the foregoing provisions of this Section 5.1 unless the aggregate principal amount of Series 2007A Bonds to be redeemed is equal to or greater than $100,000.

Series 2007A Bonds may be called for Extraordinary Redemption or Optional Redemption by the Bond Trustee pursuant to this Section 5.1 upon receipt by the Bond Trustee at least 60 days prior to the redemption date of a Written Request of the Borrower requesting such redemption. Such Written Request shall specify the principal amount of the Series 2007A Bonds to be called for redemption, the redemption date, the applicable redemption price or prices, the provision or provisions above specified pursuant to which such Series 2007A Bonds are to be called for redemption and if the Series 2007A Bonds are to be redeemed in part, the maturities of such Series 2007A Bonds, and the amounts within each such maturity to be redeemed. If for any reason the Bond Trustee has not received a Written Request as to the maturities of the Series 2007A Bonds or the amounts within any maturity to be redeemed, it shall apply the funds available for redemption to redeem the Series 2007A Bonds in inverse order of maturity.

Following the occurrence of the Determination of Taxability, the Series 2007A Bonds are subject to mandatory redemption, in whole ,as soon as practicable but in any event no later than ninety (90) days after the occurrence of a Determination of Taxability. The Series 2007A Bonds are subject to mandatory redemption as prepayment upon a Determination of Taxability from a prepayment by the Company of all Loan Payments. The redemption price of the Series 2007A Bonds upon a Determination of Taxability will be equal to one hundred eight percent (108%) of the principal amount of the Bonds to be redeemed and prepaid plus interest accrued, if any, to the mandatory redemption date following the Determination of Taxability. In addition, upon occurrence of a Determination of Taxability, the interest rate on the Bonds shall be adjusted as of the Date of Taxability to the Taxable Rate. The Taxable Rate is equal to a fluctuating interest rate adjusted on the first day of each calendar quarter to a rate equal to the sum of the London Interbank Offered Rates (LIBOR) with a term of three months plus 350 basis points.

The Bonds are subject to mandatory redemption in part by lot (or such other random means selected by the Bond Trustee) at a redemption price equal to the principal amount thereof, together with accrued interest to the date of redemption, from proceeds of the Series 2007A Bonds available therefore after the Completion Date.

In addition to Extraordinary Optional Redemption, Optional Redemption, mandatory redemption upon Determination of Taxability and mandatory redemption upon completion, the Series 2007A Bonds are subject to mandatory sinking fund redemption pursuant to and in the manner specified in Section 5.2 (herein referred to as “Mandatory Sinking Fund Redemption”).

In lieu of redeeming Series 2007A Bonds pursuant to this Section 5.1 or Section 5.2, the Bond Trustee may, at the Written Request of the Borrower, use such funds otherwise available hereunder for redemption of Series 2007A Bonds to purchase for cancellation Series 2007A Bonds in the open market at a price not exceeding the redemption price then applicable hereunder. It is understood that in the case of any such redemption or purchase and cancellation of Series 2007A Bonds, the Issuer shall receive credit against its required Bond Sinking Fund deposits with respect to the Series 2007A Bonds of such maturity, which in the case of Series 2007A Bonds subject to Mandatory Sinking Fund Redemption shall be applied to the mandatory deposits with respect to Mandatory Sinking Fund Redemption which the Borrower elects or, if no election is made, in the inverse order thereof.

The portion of any Series 2007A Bonds of a denomination of more than $5,000 to be redeemed shall be in the principal amount of $5,000 or a multiple thereof, and in selecting portions of such Series 2007A Bonds for redemption, the Bond Trustee shall treat each such Series 2007A Bond as representing that number of Series 2007A Bonds of $5,000 denominations which is obtained by dividing the principal amount of such Series 2007A Bond by $5,000.

Section 5.2                         Bond Sinking Fund Deposits - Mandatory Deposits. With respect to the payment of Series 2007A Bonds, whether at maturity or by Mandatory Sinking Fund Redemption, the Issuer shall have on deposit in the Bond Sinking Fund moneys in the amounts and at the times, respectively, as follows:

January 1 of the Year	Principal Amount
2016	$5,840,000.00
2017	6,320,000.00
2018*	6,840,000.00

*Final Maturity

provided, that such amounts shall be reduced (a) by the amount of Series 2007A Bonds of the applicable maturity acquired and delivered in accordance with Section 4.4 hereof in satisfaction of such Bond Sinking Fund requirements and (b) in connection with a partial redemption of Series 2007A Bonds if the Borrower elects to reduce Mandatory Sinking Fund Redemptions for the Series 2007A Bonds of the applicable maturity in the manner provided in the penultimate paragraph of Section 5.1.

Moneys on deposit in the Bond Sinking Fund on January 1 of any year shall be applied to the Mandatory Sinking Fund Redemption of the Series 2007A Bonds next maturing in the amount set forth above. Payment of the Series 2007A Bonds through the Bond Sinking Fund shall be without premium. If less than all Series 2007A Bonds of a particular maturity are subject to Mandatory Sinking Fund Redemption on a particular date, the Series 2007A Bonds to be redeemed shall be selected by lot in such manner as may be designated by the Bond Trustee. The Series 2007A Bonds shall be paid by the Bond Trustee pursuant to the provisions of this paragraph without any notice from or direction by the Issuer or the Borrower.

Section 5.3                         Notice of Redemption. Notice of the call for any redemption of the Series 2007A Bonds shall state the following:  (i) the name of the Series 2007A Bonds, (ii) the CUSIP number and bond certificate number of the Series 2007A Bonds to be redeemed, (iii) the original dated date of the Series 2007A Bonds, (iv) the interest rate and maturity date of the Series 2007A Bonds to be redeemed, (v) the date of the redemption notice, (vi) the redemption date, (vii) the redemption price and (viii) the address and telephone number of the principal office of the Bond Trustee. Such notice shall further state that on the redemption date for such Series 2007A Bonds there shall become due and payable upon each Series 2007A Bond to be redeemed the redemption price thereof, or the redemption price of the specified portion of the principal amount thereof in the case of a Series 2007A Bond to be redeemed in part only, with interest accrued and unpaid to such date, and that from and after such date, interest thereon shall cease to accrue and be payable. The redemption notice shall be given by mailing a copy of such notice of redemption by first class mail, postage prepaid, to the Issuer, and the registered owners of the Series 2007A Bonds to be redeemed at the address shown on the Bond Register not less than 30 or more than 60 days prior to the redemption date; provided, however, that failure to give such notice by mailing or a defect in the notice or the mailing as to any Series 2007A Bond will not affect the validity of any proceedings for redemption as to any other Series 2007A Bond with respect to which notice was properly given. Said notice shall also be given by the Bond Trustee by certified mail, return receipt requested, at least thirty days prior to the date fixed for redemption, to each securities depository registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and to the national information services which disseminate redemption notices. Except for a mandatory sinking fund redemption pursuant to Section 5.2 hereof, prior to the date that the redemption notice is first mailed as aforesaid, funds shall be placed with the Bond Trustee to pay the principal and redemption premium, if any, of such Series 2007A Bonds and the accrued interest thereon to the redemption date. In the case of an optional redemption, at the option of the Borrower, funds need not be deposited prior to the mailing of the notice of redemption, provided that the notice of redemption states that if funds are not on deposit with the Bond Trustee on or prior to the redemption date, the redemption shall be cancelled and the Series 2007A Bonds so called for redemption shall remain Outstanding and continue to bear interest. Upon the happening of the above conditions, the Series 2007A Bonds, or portions thereof, thus called for redemption shall not bear interest after the applicable redemption date, shall no longer be protected by this Bond Indenture and shall not be deemed to be outstanding under the provisions of this Bond Indenture. The Bond Trustee shall redeem or purchase, in the manner provided in this Article V, such an aggregate principal amount of Series 2007A Bonds at the principal amount thereof plus accrued interest to the redemption date as will exhaust as nearly as practicable such funds. At the Written Request of the Borrower, such funds may be invested in Government Obligations until needed for redemption.

ARTICLE VI

GENERAL COVENANTS

Section 6.1                         Payment of Principal and Interest. Subject to the limited source of payment hereinafter referred to, the Issuer covenants that it will promptly pay the principal of premium, if any, and interest on every Series 2007A Bond issued under this Bond Indenture at the place, on the dates and in the manner provided herein and in said Series 2007A Bonds according to the true intent and meaning thereof. The principal of premium, if any, and interest on the Series 2007A Bonds are payable solely from payments or prepayments by the Borrower under the  Loan Agreement, which Loan Agreement and payments thereon are hereby specifically assigned and pledged to the payment of the Series 2007A Bonds in the manner and to the extent herein specified, and nothing in the Series 2007A Bonds or in this Bond Indenture shall be considered as assigning or pledging any funds or assets of the Issuer except the moneys and the Loan Agreement (other than Unassigned Rights) pledged under this Bond Indenture.

Section 6.2                         Performance of Covenants; Legal Authorization. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Bond Indenture, in any and every Series 2007A Bond executed, authenticated and delivered hereunder and in all proceedings of its members pertaining thereto. The Issuer represents that it is duly  authorized under the Constitution and laws of the State to issue the Series 2007A Bonds authorized hereby and to execute this Bond Indenture and to assign the Loan Agreement and payments thereon in the manner and to the extent herein set forth, that all action on its part for the issuance of the Series 2007A Bonds and the execution and delivery of this Bond Indenture has been duly and effectively taken, and that the Series 2007A Bonds in the hands of the owners thereof are and will be valid and enforceable obligations of the Issuer according to the import thereof.

Section 6.3                         Ownership; Instruments of Further Assurance. The Issuer represents that the assignment of the Loan Agreement to the Bond Trustee hereby made are valid and lawful. The Issuer covenants that it will defend its interest in the Loan Agreement and the assignment thereof to the Bond Trustee, for the benefit of the holders and owners of the Series 2007A Bonds, against the claims and demands of all persons whomsoever. The Issuer covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Bond Trustee may reasonably require for the better assuring, transferring, mortgaging, conveying, pledging, assigning and confirming unto the Bond Trustee, the Loan Agreement and all payments thereon and thereunder (except for Unassigned Rights) pledged hereby to the payment of the principal of, premium, if any, and interest on the Series 2007A Bonds.

Section 6.4                         Recording and Filing. The Issuer covenants that, solely from additional amounts payable as provided in Section 7.11 of the Loan Agreement, it will, if requested to do so in writing, cause this Bond Indenture and all supplements hereto and the Loan Agreement and all supplements thereto, and all related financing statements, to be kept, recorded and filed in such manner and in such places as may be so requested in order to preserve and protect fully the security of the holders of the Series 2007A Bonds and the rights of the Bond Trustee hereunder.

The Bond Trustee, at the expense of the Borrower, agrees to file all continuation statements with respect to such related financing statements as required from time to time by law.

Section 6.5                         Books and Records. The Issuer covenants that so long as any Series 2007A Bonds are outstanding and unpaid, to the extent of its financial dealings or transactions in relation to the Property of the Borrower and the amounts derived from the Loan Agreement, it will keep, or cause to be kept, proper books of record and account including such records as are required by the Tax Exemption Agreement. Such books shall at all times be open for any lawful purpose to the inspection of the Bond Trustee and such accountants or other agencies as the Bond Trustee may from time to time designate.

Section 6.6                         Bond Register. The Bond Trustee shall keep on file at its office the Bond Register. At reasonable times and under reasonable regulations established by the Bond Trustee, said Bond Register may be inspected and copied by the Borrower or the Issuer.

Section 6.7                         Rights Under the Loan Agreement. The Issuer agrees that the Bond Trustee in its own name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Borrower under and pursuant to the Loan Agreement for and on behalf of the Bondholders (other than Unassigned Rights), whether or not the Issuer is in default hereunder.

Section 6.8                         Designation of Additional Paying Agents. The Issuer shall (upon the written direction of the Borrower) cause the necessary arrangements to be made through the Bond Trustee and to be thereafter continued for the designation of additional Paying Agents, if any, and for the making available of funds hereunder for the payment of such of the Series 2007A Bonds as shall be presented when due at the principal corporate trust office of the Bond Trustee, or its successor in trust hereunder, or at the principal office of said additional Paying Agents.

Section 6.9                         Arbitrage; Compliance with Tax Exemption Agreement. The Issuer covenants and agrees that it will not take any action, or fail to take any action which may be requested of it, with respect to the investment of the proceeds of the Series 2007A Bonds or with respect to the payments derived from the Loan Agreement or any other moneys regardless of source or where held which may result in constituting the Series 2007A Bonds “arbitrage bonds” within the meaning of such term as used in Section 148 of the Code. The Issuer further covenants and agrees that it will comply with and take all actions required by the Tax Exemption Agreement.

ARTICLE VII

EVENTS OF DEFAULT; REMEDIES

Section 7.1                         Extension of Payment; Penalty. In case the time for the payment of principal of or the interest on any Series 2007A Bonds shall be extended, whether or not such extension be by or with the consent of the Issuer, such principal or such interest so extended shall not be entitled in case of default hereunder to the benefit or security of this Bond Indenture except subject to the prior payment in full of the principal of all Series 2007A Bonds then outstanding and of all interest thereon, the time for the payment of which shall not have been extended.

Section 7.2                         Events of Default. Each of the following events is hereby declared an “event of default,” that is to say, if:

(a)                                  payment of any installment of interest payable on any of the Series 2007A Bonds shall not be made when the same shall become due and payable; or

(b)                                 payment of the principal of, or the premium, if any, on the Series 2007A Bonds shall not be made when the same shall become due and payable, either at maturity, by proceedings for redemption, or upon acceleration; or

(c)                                  any event of default as defined in Section 6.1 of the Loan Agreement shall occur and such event of default shall be continuing for a period of 15 days from and after the date the Issuer is entitled under the Loan Agreement to request that the Bond Trustee declare the Series 2007A Obligation to be immediately due and payable or such event of default shall be continuing for a period of 15 days from and after the date on which the Bond Trustee is entitled under the Bond Indenture to declare the Series 2007A Bonds immediately due and payable, or the Bond Trustee shall declare the Series 2007A Bonds due and payable; or

(d)                                 the Issuer shall default in the due and punctual performance of any other of the covenants, conditions, agreements and provisions contained in the Series 2007A Bonds, in this Bond Indenture, or in any indenture supplemental hereto to be performed on the part of the Issuer, and such default shall continue for the period of 30 days after written notice specifying such default and requiring the same to be remedied shall have been given to the Issuer and the Borrower by the Bond Trustee; provided, that the Bond Trustee may give such notice in its discretion and shall give such notice at the written request of the owners of not less than ten percent (10%) in aggregate principal amount of the Series 2007A Bonds then outstanding hereunder; provided further that if such default cannot with due diligence and dispatch be wholly cured within 30 days but can be wholly cured, the failure of the Issuer to remedy such default within such 30-day period shall not constitute a default hereunder if the Issuer shall immediately upon receipt of such notice commence with due diligence and dispatch the curing of such default and, having so commenced the curing of such default, shall thereafter prosecute and complete the same with due diligence and dispatch; or

(e)                                  the Issuer or the Borrower shall default in the performance of any covenant, condition, agreement or provision of the Tax Exemption Agreement, and such default shall continue for the period of 30 days after written notice specifying such default and requiring the same to be remedied shall have been given to the party in default and the Borrower by the other party; provided that if such default cannot with due diligence and dispatch be wholly cured within 30 days but can be wholly cured, the failure of the Issuer or the Borrower to remedy such default within such 30-day period shall not constitute a default hereunder if any of the foregoing shall immediately upon receipt of such notice commence with due diligence and dispatch the curing of such default and, having so commenced the curing of such default, shall thereafter prosecute and complete the same with due diligence and dispatch.

If on the date payment of principal of or interest on the Series 2007A Bonds is due sufficient moneys are not available to make such payment, the Bond Trustee shall give telephonic notice, confirmed in writing, of such insufficiency to the Issuer and the Borrower.

Section 7.3                         Acceleration. The Bond Trustee may, upon the happening of any event of default specified in paragraphs (c) through (e) of Section 7.2 and the continuance of the same for the period, if any, specified in said paragraphs, without any action on the part of the Bondholders, and the Bond Trustee shall, upon the happening of an event of default specified in paragraph (a) or (b) of Section 7.2 or upon the happening and continuance of any other event of default (other than those specified in paragraph (a) or (b) of Section 7.2) and the written request of the owners of not less than twenty-five percent in aggregate principal amount of the Series 2007A Bonds then outstanding hereunder (exclusive of Series 2007A Bonds then owned by the Issuer or the Borrower) and upon being indemnified to its satisfaction, by notice in writing delivered to the Issuer and the Borrower, declare the entire principal amount of the Series 2007A Bonds then outstanding hereunder and the interest accrued thereon, immediately due and payable, and the entire principal and interest shall thereupon become and be  immediately due and payable, subject, however, to the provisions of Section 7.11 hereof with respect to waivers of events of default.

Section 7.4                         Remedies; Rights of Bondholders. Upon the occurrence of any event of default, the Bond Trustee may pursue any available remedy including a suit at law or in equity to enforce the payment of the principal of, premium, if any, and interest on the Series 2007A Bonds outstanding hereunder.

If an event of default shall have occurred, and if it shall have been requested so to do by the holders of not less than twenty-five percent in aggregate principal amount of Series 2007A Bonds then outstanding and if it shall have been indemnified as provided in Section 8.1 hereof, the Bond Trustee shall be obligated to exercise such one or more of the rights and powers conferred by this Article VII as the Bond Trustee shall deem most expedient in the interests of the holders of Series 2007A Bonds; provided, however, that the Bond Trustee shall have the right to decline to comply with any such request if the Bond Trustee shall be advised by counsel (who may be its own counsel) that the action so requested may not lawfully be taken or the Bond Trustee in good faith shall determine that such action would be unjustly prejudicial to the holders of Series 2007A Bonds not parties to such request.

No remedy by the terms of this Bond Indenture conferred upon or reserved to the Bond Trustee (or to the holders of Series 2007A Bonds) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Bond Trustee or to the holders of Series 2007A Bonds hereunder now or hereafter existing at law or in equity or by statute.

No delay or omission to exercise any right or power accruing upon any default or event of default shall impair any such right or power or shall be construed to be a waiver of any such default or event of default, or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

No waiver of any default or event of default hereunder, whether by the Bond Trustee or by the holders of Series 2007A Bonds, shall extend to or shall affect any subsequent default or event of default or shall impair any rights or remedies consequent thereon.

In the event that the Bondholders direct the Bond Trustee to take any action under the Bond Indenture or act on behalf of the Bond Trustee or seek to enforce any right of the Bond Trustee, the Bondholders, and each Bondholder shall be subject to the express terms and conditions of the Intercreditor Agreement to the same extent and with the same effect as if the Bond Trustee took such action without direction from the Bondholders or took such action directly itself, as the case may be.

Section 7.5                         Direction of Proceedings by Bondholders. The owners of a majority in aggregate principal amount of Series 2007A Bonds then outstanding shall have the right at any time, by an instrument or instruments in writing executed and delivered to the Bond Trustee, to direct the method  and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Bond Indenture, including the enforcement of the rights of the Issuer under the Loan Agreement or the appointment of a receiver or any other proceedings hereunder; provided, that such direction shall not be otherwise than in accordance with the provisions of law and of this Bond Indenture.

Section 7.6                         Appointment of Receivers. Upon the occurrence of an event of default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Bond Trustee and the holders of Series 2007A Bonds under this Bond Indenture, the Bond Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the rights and properties pledged hereunder and of the revenues, issues, payments and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

Section 7.7                         Application of Moneys. All moneys received by the Bond Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the cost and expenses (including the fees and expenses of counsel, which may be its in-house legal counsel) of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Bond Trustee, and all moneys in the funds maintained by the Bond Trustee under Articles III and IV, be applied as follows:

(a)                                  Unless the principal of all the Series 2007A Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

First:  To the payment to the Persons entitled thereto of all installments of interest then due on the Series 2007A Bonds, in the order of the maturity of the installments of such interest, and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the Persons entitled thereto without any discrimination or privilege;

Second:  To the payment to the Persons entitled thereto of the unpaid principal of any of the Series 2007A Bonds which shall have become due (other than Series 2007A Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Bond Indenture), in the order of their due dates, and, if the amount available shall not be sufficient to pay in full Series 2007A Bonds due on any particular date, then to the payment ratably, according to the amount of principal due on such date, to the Persons entitled thereto without any discrimination or privilege;

Third:  To the payment to the Persons entitled thereto of unpaid principal and interest due and owing on any Series 2007A Bonds, the payment of principal and interest of which has been extended in the manner described in Section 7.1; and

Fourth:  To the payment of amounts, if any, payable pursuant to the Tax Exemption Agreement.

(b)                                 If the principal of all the Series 2007A Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied:

First:  To the payment of the principal and interest then due and unpaid upon the Series 2007A Bonds, without preference or priority of principal or interest over the other, or of any installment of interest over any other installment of interest, or of any Series 2007A Bond over any other Series 2007A Bond, ratably, according to the amounts due respectively for principal and interest, to the Persons entitled thereto without any discrimination or privilege;

Second:  To the payment of the principal and interest then due and unpaid upon Series 2007A Bonds with respect to which the payment of principal and interest has been extended as described in Section 7.1; and

Third: To the payment of amounts, if any, payable pursuant to the Tax Exemption Agreement.

(c)                                  If the principal of all the Series 2007A Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of paragraph (b) of this Section in the event that the principal of all the Series 2007A Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of paragraph (a) of this Section.

Whenever moneys are to be applied by the Bond Trustee pursuant to the provisions of this Section, such moneys shall be applied by it at such times, and from time to time, as the Bond Trustee shall determine, having due regard for the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Bond Trustee shall apply such moneys, it shall fix the date (which shall be an Interest Payment Date unless it shall  deem another date more suitable, or, with respect to payments of Defaulted Interest, shall be such date as is required by the last paragraph of Section 2.2 hereof) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Bond Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date and of the Special Record Date by mailing a copy of such notice by first class mail, postage prepaid, to the registered owners of the Series 2007A Bonds, at least 10 days prior to the Special Record Date. The Bond Trustee shall not be required to make payment to the holder of any Series 2007A Bond until such Series 2007A Bond shall be presented to the Bond Trustee for appropriate endorsement or for cancellation if fully paid.

Whenever all Series 2007A Bonds and interest thereon have been paid under the provisions of this Section 7.7 and all expenses and charges of the Bond Trustee have been paid, any balance remaining shall be paid to the Persons entitled to receive the same; if no other Person shall be entitled thereto, then the balance shall be paid to the Borrower.

Section 7.8                         Remedies Vested in Bond Trustee. All rights of action including the right to file proof of claims under this Bond Indenture or under any of the Series 2007A Bonds may be enforced by the Bond Trustee without the possession of any of the Series 2007A Bonds or the production thereof in any trial or other proceedings relating thereto and any such suit or proceeding instituted by the Bond Trustee shall be brought in its name as Bond Trustee without the necessity of joining as plaintiffs or defendants any holders of the Series 2007A Bonds, and any recovery of judgment shall be for the equal benefit of the holders of the outstanding Series 2007A Bonds.

Section 7.9                         Rights and Remedies of Bondholders. No holder of any Series 2007A Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Bond Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless (i) a default shall have become an event of default, (ii) the holders of twenty-five percent in aggregate principal amount of Series 2007A Bonds then outstanding shall have made written request to the Bond Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, and unless also they have offered to the Bond Trustee indemnity as provided in Section 8.1, and (iii) unless the Bond Trustee shall thereafter fail or refuse to exercise the power hereinbefore granted, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every case at the option of the Bond Trustee to be conditions precedent to the  execution of the powers and trusts of this Bond Indenture and to any action or cause of action for the enforcement of this Bond Indenture, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of the Series 2007A Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Bond Indenture by any action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of the holders of all Series 2007A Bonds outstanding. Nothing in this Bond Indenture contained shall, however, affect or impair the right of any holder to enforce the payment of the principal of and interest on any Series 2007A Bond at and after the maturity thereof, or the obligation of the Issuer to pay the principal of and interest on each of the Series 2007A Bonds issued hereunder to the respective holders thereof at the time and place, from the source and in the manner in said Series 2007A Bonds expressed.

Section 7.10                  Termination of Proceedings. In case the Bond Trustee shall have proceeded to enforce any right under this Bond Indenture by the appointment of a receiver, or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Bond Trustee, then and in every case the Issuer and the Bond Trustee shall, subject to any determination in such proceeding, be restored to their former positions and rights hereunder with respect to the property pledged and assigned hereunder, and all rights, remedies and powers of the Bond Trustee shall continue as if no such proceedings had been taken.

Section 7.11                  Waiver of Events of Default. The Bond Trustee may in its discretion waive any event of default hereunder and its consequences and rescind any declaration of maturity of principal upon written request of the holders of (1) at least 51% in aggregate principal amount of all the Series 2007A Bonds outstanding in respect of which default in the payment of principal and/or interest exists, or (2) at least 51% in aggregate principal amount of all the Series 2007A Bonds outstanding. The foregoing notwithstanding, in no event shall there be waived (a) any event of default in the payment when due (other than with respect to principal becoming due as a result of acceleration of the Series 2007A Bonds) of the principal of any outstanding Series 2007A Bonds whether by Mandatory Sinking Fund Redemption or at the dates of maturity specified therein or (b) any default in the payment when due of the interest on any such Series 2007A Bonds, unless prior to such waiver or rescission all arrears of interest, with interest thereon (to the extent permitted by law) at the rate borne by the Series 2007A Bonds in respect of which such default shall have occurred on overdue installments of interest or all  arrears of payments of principal when due, as the case may be, and all expenses of the Bond Trustee and any Paying Agent in connection with such default shall have been paid or provided for. In case of any such waiver or rescission or in case any proceeding taken by the Bond Trustee on account of any such default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Bond Trustee and the Bondholders shall, subject to any determination in such proceeding, be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon.

Section 7.12                  Borrower’s Rights of Possession and Use of Its Property. So long as the Borrower is in full compliance with the terms and provisions of the Loan Agreement, the Borrower shall be suffered and permitted to possess, use and enjoy its Property and appurtenances thereto free of claims of the Issuer and the Bond Trustee.

Section 7.13                  Waiver of Redemption; Effect of Sale of Trust Estate. The Issuer, to the extent permitted by law, shall not claim any rights under any stay, valuation, exemption or extension law, and hereby waives any right of redemption which it may have in respect of any sale or other disposition of the Borrower’s Property pursuant to the rights and remedies granted under this Article VII. Upon the institution of any foreclosure proceedings or upon such sale or other disposition of the Borrower’s Property, or any acceleration of the principal of all Series

2007A Bonds then outstanding hereunder, if not previously due and payable shall without more become immediately due and payable.

Section 7.14                  Notice of Default. Upon the occurrence of an Event of Default hereunder, the Bond Trustee will promptly give written notice thereof to the Issuer and the Borrower setting forth the nature of such Event of Default.

ARTICLE VIII

THE BOND TRUSTEE

Section 8.1                         Acceptance of the Trusts. The Issuer initially appoints the Bond Trustee as Paying Agent and Registrar. The Bond Trustee accepts and agrees to execute the trusts imposed upon it by this Bond Indenture and to act as the Bond Trustee  under the Tax Exemption Agreement, but only upon the terms and conditions set forth herein, to all of which the Issuer agrees and the respective owners of the Series 2007A Bonds agree by their acceptance of delivery of any of the Series 2007A Bonds. The Bond Trustee, prior to the occurrence of an event of default hereunder and after the curing of all events of default hereunder which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Bond Indenture and to perform such trusts as an ordinarily prudent trustee under a corporate indenture and no other implied covenants or obligations should be read into this Bond Indenture against the Bond Trustee. If an event of default has occurred and is continuing, the Bond Trustee shall exercise such of the rights and powers vested in it by this Bond Indenture and shall use the same degree of care as a prudent person would exercise in the circumstances in the conduct of such person’s own affairs. The Bond Trustee agrees to perform such trusts only upon and subject to the following expressed terms and conditions:

(a)                                  The Bond Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents or receivers and shall not be responsible for the misconduct or negligence of any such attorneys, agents or receivers appointed in the exercise of care, and shall be entitled to advice of counsel concerning all matters of trusts hereof and duties hereunder, and may in all cases pay and be reimbursed for such reasonable compensation to any attorney, agent, receiver or employee retained or employed by it in connection herewith. The Bond Trustee may act upon the opinion or advice of an attorney, surveyor, engineer or accountant selected by it in the exercise of reasonable care. The Bond Trustee shall not be responsible for any loss or damage resulting from any action or nonaction based on its good faith reliance upon such opinion or advice.

(b)                                 The Bond Trustee shall not be responsible for any recital herein, or in the Series 2007A Bonds (except with respect to the certificate of the Bond Trustee endorsed on the Series 2007A Bonds), or for the investment of moneys as herein permitted (except that no investment shall be made except in compliance with Section 4.7 hereof and the Tax Exemption Agreement), or for the recording or re-recording, filing or re-filing of this Bond Indenture, or any supplement or amendment thereto, or the filing of financing statements(other than continuation statements), or for the validity of the execution by the Issuer of this Bond Indenture, or of any supplemental indentures or instruments of further assurance, or for the sufficiency of the security for the Series 2007A Bonds issued hereunder or intended to be secured hereby, or for the value or title of the property herein conveyed or otherwise as to the maintenance of the security hereof. The Bond Trustee may (but shall be under no duty to) require of the Issuer and the Borrower full information and advice as to the performance of the covenants, conditions and agreements in the Loan Agreement. Except as otherwise provided in Section 7.4 hereof, the Bond Trustee shall have no obligation to perform any of the duties of the Issuer under the Loan Agreement.

(c)                                  The Bond Trustee shall not be accountable for the investment, use or application by the Issuer or the Borrower of any of the Series 2007A Bonds or the proceeds thereof or for the use or application of any money paid over by the Bond Trustee in accordance with the provisions of this Bond Indenture or for the use and application of money received by any Paying Agent. The Bond Trustee may become the owner of Series 2007A Bonds secured hereby with the same rights it would have if not Bond Trustee.

(d)                                 The Bond Trustee shall be protected in acting upon any notice, order, requisition, request, consent, certificate, order, opinion (including an opinion of Independent Counsel), affidavit, letter, telegram or other paper or document in good faith deemed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Bond Trustee pursuant to this Bond Indenture upon the request or Issuer or consent of any person who at the time of making such request or giving such Issuer or consent is the owner of any Series 2007A Bond, shall be conclusive and binding upon all future owners of the same Series 2007A Bond and upon Series 2007A Bonds issued in exchange therefor or in place thereof.

(e)                                  As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Bond Trustee shall be entitled to rely upon a certificate signed on behalf of the Issuer by its Chair or County Auditor as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which the Bond Trustee has been notified as provided in subsection (g) of this Section, or of which by said subsection it is deemed to have notice, may accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Bond Trustee may accept a certificate of the Chair or County Auditor of the Issuer to the effect that a resolution in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution has been duly adopted, and is in full force and effect.

(f)                                    The permissive right of the Bond Trustee to do things enumerated in this Bond Indenture shall not be construed as a duty and the Bond Trustee shall not be answerable for other than its gross negligence or willful default.

(g)                                 The Bond Trustee shall not be required to take notice or be deemed to have notice of any default hereunder, other than an event of default under clause (a) or (b) of Section 7.2 hereof unless the Bond Trustee shall be specifically notified in writing of such default by the Issuer or by the holders of at least twenty-five percent in aggregate principal amount of all Series 2007A Bonds then outstanding, and all notices or other instruments required by this Bond Indenture to be delivered to the Bond Trustee must, in order to be effective, be delivered at the principal corporate trust office of the Bond Trustee, and in the absence of such notice so delivered the Bond Trustee may conclusively assume there is no default except as aforesaid.

(h)                                 The Bond Trustee shall not be personally liable for any debts contracted or for damages to persons or to personal property injured or damaged, or for salaries or nonfulfillment of contracts during any period in which it may be in possession of or managing the Property of the Borrower and shall have no obligation to expend its own funds for any purpose whatsoever.

(i)                                     At any and all reasonable times, the Bond Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect any and all books, papers and records of the Issuer pertaining to the Series 2007A Bonds, and to take such memoranda from and in regard thereto as may be desired.

(j)                                     The Bond Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

(k)                                  Notwithstanding anything contained elsewhere in this Bond Indenture, the Bond Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Series 2007A Bonds, the withdrawal of any cash, the release of any Property, or any action whatsoever within the purview of this Bond Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by the Bond Trustee deemed reasonably necessary for the purpose of establishing the right of the Issuer to the authentication of any Series 2007A Bonds, the withdrawal of any cash, the release of any property or the taking of any other action by the Bond Trustee.

(l)                                     Before taking any action under Articles VII or VIII of this Bond Indenture other than an acceleration when required pursuant to Section 7.3 hereof, the Bond Trustee may require that a satisfactory indemnity bond be furnished for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its gross negligence or willful default in connection with any action so taken.

(m)                               All moneys received by the Bond Trustee or any Paying Agent shall, until used or applied or invested as provided in this Bond Indenture or in the Tax Exemption Agreement, be held in trust for the purposes for which they were received but need not be segregated from other funds except to the extent required by law or by this Bond Indenture or by the Tax Exemption Agreement. Neither the Bond Trustee nor any Paying Agent shall be under any liability for interest on any moneys received hereunder except such as may be agreed upon.

Section 8.2                         Fees, Charges and Expenses of Bond Trustee and any Additional Paying Agent. The Bond Trustee shall be entitled to payment and/or reimbursement for reasonable fees and for its services rendered hereunder and all advances, counsel fees and other expenses reasonably and necessarily made or incurred by the Bond Trustee in connection with such services. The Bond Trustee shall be entitled to payment and/or reimbursement for the reasonable fees and charges of the Bond Trustee as Paying Agent and Registrar for the Series 2007A Bonds as hereinabove provided. Any additional Paying Agent shall be entitled to payment and/or reimbursement for its reasonable fees and charges as additional Paying Agent for the Series 2007A Bonds. Upon an event of default hereunder, but only upon an event of default hereunder, the Bond Trustee and any additional Paying Agent shall have a right of payment prior to payment on account of interest or principal of, or premium, if any, on any Series 2007A Bond for the foregoing advances, fees, costs and expenses incurred; provided, however, that in no event shall the Bond Trustee or any such additional Paying Agent have any such prior right of payment or claim therefor against moneys or obligations deposited with or paid to the Bond Trustee for the  redemption or payment of Series 2007A Bonds which are deemed to have been paid in accordance with Article XI hereof.

Section 8.3                         Notice to Issuer and the Bondholders if Default Occurs. If a default occurs of which the Bond Trustee is by subsection (g) of Section 8.1 hereof required to take notice or if notice of default is given as in said subsection (g) provided, then the Bond Trustee shall give written notice thereof by first class mail, postage prepaid, to the Issuer and the registered owners of all Series 2007A Bonds then outstanding.

Section 8.4                         Good Faith Reliance. The Bond Trustee and any additional Paying Agent shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, telex or facsimile transmission, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper board, body or person or to have been prepared and furnished pursuant to any of the provisions of this Bond Indenture or the Loan Agreement, or upon the written opinion of any attorney, engineer, accountant or other expert believed by the Bond Trustee and any additional Paying Agent, as the case may be, to be qualified in relation to the subject matter, and the Bond Trustee and any additional Paying Agent shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements. Neither the Bond Trustee nor any Paying Agent shall be bound to recognize any person as an owner of Series 2007A Bonds or to take any action at such person’s request unless satisfactory evidence that such person is the registered owner of such Series 2007A Bond shall be furnished to such entity.

Section 8.5                         Dealings in Series 2007A Bonds. The Bond Trustee and any additional Paying Agent, in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Series 2007A Bonds issued hereunder, and may join in any action which any owner may be entitled to take with like effect as if it did not act in any capacity hereunder. The Bond Trustee and any additional Paying Agent, in its individual capacity, either as principal or Agent, may also engage in or be interested in any financial or other transaction with the Borrower, and may act as depository, trustee or Agent for any committee or body of owners of Series 2007A Bonds secured hereby or other obligations of the Issuer or the Borrower as freely as if it did not act in any capacity hereunder.

Section 8.6                         Several Capacities. Anything in this Bond Indenture to the contrary notwithstanding, the same entity  may serve hereunder as the Bond Trustee, the Paying Agent and the Registrar, and in any other combination of such capacities, to the extent permitted by law.

Section 8.7                         Intervention by Bond Trustee. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Bond Trustee and its counsel has a substantial bearing on the interests of owners of the Series 2007A Bonds, the Bond Trustee may intervene on behalf of Bondholders and, subject to the provisions of Section 8.1(1), shall do so if requested in writing by the owners of at least twenty-five percent in aggregate principal amount of all

Series 2007A Bonds then outstanding. The rights and obligations of the Bond Trustee under this Section are subject to the approval of a court of competent jurisdiction.

Section 8.8                         Successor Bond Trustee by Merger or Consolidation. Any corporation or association into which the Bond Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, provided such corporation or association is otherwise eligible under Section 8.9 hereof, shall be and become successor Bond Trustee hereunder and vested with all of the title to the whole property or trust estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.9                         Bond Trustee Required; Eligibility. There shall at all times be a Bond Trustee hereunder which shall be a bank or trust company in good standing under the law of the State and organized under the laws of the United States of America or any state, authorized to exercise corporate trust powers, subject to supervision or examination by federal or state authorities, and having a reported combined capital and surplus of not less than $75,000,000. If at any time the Bond Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner provided in Section 8.10 hereof. No resignation or removal of the Bond Trustee and no appointment of a successor Bond Trustee shall become effective until the successor Bond Trustee has accepted its appointment under Section 8.13 hereof.

Section 8.10                  Resignation by the Bond Trustee. Subject to Section 8.9, the Bond Trustee and any successor Bond Trustee may at any time resign from the trusts created by this  Bond Indenture and the Tax Exemption Agreement by executing any instrument in writing resigning such trusts and specifying the date when such resignation shall take effect, and filing the same with the Issuer and the Borrower, not less then 45 days before the date specified in such instrument when such resignation shall take effect, and by giving notice of such resignation by first class mail, postage prepaid, not less than 20 days prior to such resignation date, to each registered owner of Series 2007A Bonds then outstanding, as shown by the Bond Register.

Section 8.11                  Removal of the Bond Trustee. Subject to Section 8.9, the owners of not less than fifty-one percent in aggregate principal amount of the Series 2007A Bonds which are outstanding at the time, may remove the Bond Trustee for “cause” by notice to the Issuer, the Bond Trustee and the Borrower. The Bond Trustee shall continue to act as Bond Trustee hereunder and have the right to proceed to cure any gross negligence, willful misconduct or failure or unwillingness to perform its duties (any of which shall be deemed to constitute “cause”), for a period of two weeks. If such cure is not effected within such time, the Bond Trustee’s functions hereunder will be terminated immediately upon the appointment of a successor bond trustee by the Borrower pursuant to Section 8.12 hereof. Subject to Section 8.9, the Bond Trustee may be removed by filing with the Bond Trustee so removed, and with the Issuer and the Borrower, an instrument or instruments in writing by the owners of not less than fifty-one percent in aggregate principal amount of the Series 2007A Bonds which are outstanding hereunder at the time of execution of such instrument, appointing a successor, or an instrument or instruments in writing by the owners of not less than fifty-one percent in aggregate principal amount of the Series 2007A Bonds which are outstanding hereunder at the time of execution of such instrument, consenting to the appointment by the Issuer of a successor and accompanied by an instrument of appointment by the Issuer of such successor.

Section 8.12                  Appointment of Successor Bond Trustee by the Bondholders; Temporary Bond Trustee. Subject to Section 8.9 in case the Bond Trustee hereunder shall resign or be removed, or be dissolved, or shall be in the process of dissolution or liquidation, or otherwise becomes incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed, by the owners of a majority in aggregate principal amount of Series 2007A Bonds then outstanding, by an instrument or concurrent instruments in writing signed by such owners, or by their attorneys in fact, duly authorized; provided, nevertheless, that in case of such vacancy the Borrower by an instrument executed and signed by a duly authorized officer, may appoint a temporary Bond Trustee to fill such vacancy until a successor Bond Trustee shall be appointed by the Bondholders in the manner above provided; provided further, that if no permanent successor Bond Trustee shall have been appointed by the Bondholders within the six calendar months next succeeding the month during which the Issuer appoints such a temporary Bond Trustee, such temporary Bond Trustee shall without any further action on the part of the Issuer or the Bondholders become the permanent successor Bond Trustee. The foregoing notwithstanding, any such temporary Bond Trustee so appointed by the Issuer shall immediately and without further act be superseded by any successor Bond Trustee so appointed by such Bondholders within the six calendar months next succeeding the month during which such temporary Bond Trustee is appointed.

Section 8.13                  Judicial Appointment of Successor Trustee. In case at any time the Bond Trustee shall resign and no appointment of a successor Bond Trustee shall be made pursuant to the foregoing provisions of this Article VIII prior to the date specified in the notice of resignation as the date when such resignation is to take effect, the resigning Bond Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Bond Trustee. If no appointment of a successor Bond Trustee shall be made pursuant to the foregoing provisions of this Article VIII within 30 days after a vacancy shall have occurred in the office of Bond Trustee, any owner of Series 2007A Bonds may apply to any court of competent jurisdiction to appoint a successor Bond Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Bond Trustee.

Section 8.14                  Concerning Any Successor Bond Trustees. Every successor Bond Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Issuer, or of its successor, execute and deliver an instrument transferring to such successor Bond Trustee all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor Bond Trustee shall deliver all securities and moneys held by it as Bond Trustee hereunder to its successors. Should any instrument in writing from the Issuer be required by any successor Bond Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any Bond Trustee and the instrument or instruments removing any Bond Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article shall be filed and/or recorded by the successor Bond Trustee in each recording office, if any, where this Bond Indenture shall have been filed and/or recorded.

Section 8.15                  Bond Trustee Protected in Relying Upon Resolution, Etc. The resolutions, opinions, certificates and other instruments provided for in this Bond Indenture may be accepted by the Bond Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and Issuer to the Bond Trustee for the release of property and the withdrawal of cash hereunder.

Section 8.16                  Successor Bond Trustee as Trustee of Funds, Paying Agent and Bond Registrar. In the event of a change in the office of Bond Trustee, the predecessor Bond Trustee which has resigned or been removed shall cease to be trustee of the Expense Fund, Interest Fund, Bond Sinking Fund, Project Fund, Redemption Fund and any other funds provided hereunder and Registrar and Paying Agent for principal of, premium, if any, and interest on the Series 2007A Bonds, and the successor Bond Trustee shall become such Bond Trustee, Registrar and Paying Agent unless a separate Paying Agent or Agents are appointed by the Issuer in connection with the appointment of any successor Bond Trustee.

ARTICLE IX

SUPPLEMENTAL BOND INDENTURES

Section 9.1                         Supplemental Bond Indentures Not Requiring Consent of Bondholders. Subject to the limitations set forth in Section 9.2 hereof with respect to this Section 9.1, the Issuer and the Bond Trustee may, but without the consent of, or notice to, any of the Bondholders, enter into an indenture or indentures supplemental to this Bond Indenture, as shall not be inconsistent with the terms and provisions hereof, for any one or more of the following purposes:

(a)                                  to cure any ambiguity or formal defect or omission in this Bond Indenture;

(b)                                 to grant to or confer upon the Bond Trustee for the benefit of the Bondholders any additional rights, remedies, powers or Issuer that may lawfully be granted to or conferred upon the Bondholders and the Bond Trustee, or either of them;

(c)                                  to assign and pledge under or subject to this Bond Indenture additional revenues, properties or collateral;

(d)                                 to evidence the appointment of a separate bond trustee or the succession of a new bond trustee hereunder;

(e)                                  to permit the qualification of this Bond Indenture under the Trust Indenture Act of 1939, as then amended, or any similar federal statute hereafter in effect or to permit the qualification of the Series 2007A Bonds for sale under the securities laws of any state of the United States;

(f)                                    to permit continued compliance with the Tax Exemption Agreement;

(g)                                 to provide for the refunding or advance refunding of any Series 2007A Bonds, including the right to establish and administer an escrow fund and to take related action in connection therewith; and

(h)                                 to make any other change that, in the judgment of the Bond Trustee, does not materially adversely affect the rights of any Bondholders.

If at any time the Issuer or the Bond Trustee proposes to enter into an indenture or indentures supplemental to this Bond Indenture pursuant to subparagraph (i) above, the Bond Trustee shall cause notice of the proposed execution of such supplemental indenture to be given to each rating agency, if any, then maintaining a rating on the Series 2007A Bonds in the manner provided in Section 13.4 hereof at least 30 days prior to the execution of such supplemental indenture, which notice shall include a copy of the proposed supplemental indenture and shall deliver to each such rating agency each such supplemental indenture promptly after it becomes effective.

Section 9.2                         Supplemental Bond Indentures Requiring Consent of Bondholders. In addition to supplemental indentures  covered by Section 9.1 hereof and subject to the terms and provisions contained in this Section, and not otherwise, the owners of not less than fifty-one percent in aggregate principal amount of the Series 2007A Bonds which are outstanding hereunder at the time of the execution of such supplemental indenture, shall have the right, from time to time, anything contained in this Bond Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Bond Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Issuer for the purpose of modifying altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Bond Indenture or in any supplemental indenture; provided, however, that nothing in this Section or in Section 9.1 hereof contained shall permit, or be construed as permitting, a supplemental indenture effecting or providing for: (a) an extension of the stated maturity or reduction in the principal amount of, or reduction in the rate or extension of the time of paying interest on, or reduction of any premium payable on the redemption of any Series 2007A Bonds, without the consent of the owners of such Bonds; (b) a reduction in the amount or extension of the time of any payment required to be made to or from the Interest Fund or the Bond Sinking Fund; (c) the creation of any lien prior to or on a parity with the lien of this Bond Indenture, without the consent of the owners of all the Series 2007A Bonds at the time outstanding; (d) a reduction in the aforesaid aggregate principal amount of Series 2007A Bonds the owners of which are required to consent to any such supplemental indenture, without the consent of the owners of all the Series 2007A Bonds at the time outstanding which would be affected by the action to be taken; or (e) a modification of the rights, duties or immunities of the Bond Trustee, without the written consent of the Bond Trustee.

If at any time the Issuer shall request the Bond Trustee to enter into any such supplemental indenture for any of the purposes of this Section, the Bond Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such supplemental indenture to be mailed to each holder of Series 2007A Bonds as shown on the Bond Register and to each rating agency then maintaining a rating on the Series 2007A Bonds. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the principal corporate trust office of the Bond Trustee for inspection by all Bondholders. The Bond Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to mail such notice, and any such failure shall not affect the validity of such supplemental indenture when consented to and approved as provided in this Section. If the holders of the requisite principal amount of Series 2007A Bonds which are outstanding hereunder at the time of the execution of any such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no holder of any Series 2007A Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Bond Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such supplemental indenture as in this Section permitted and provided, this Bond Indenture shall be and be deemed to be modified and amended in accordance therewith and the Bond Trustee shall deliver a copy of such supplemental indenture to each rating agency then maintaining a rating on the Series 2007A Bonds.

Anything herein to the contrary notwithstanding, so long as the Borrower is not in default under the Loan Agreement, a supplemental indenture under this Article IX which adversely affects the rights of the Borrower under the Loan Agreement shall not become effective unless and until such corporation shall have consented in writing to the execution and delivery of such supplemental indenture. In this regard, the Bond Trustee shall cause notice of the proposed execution and delivery of any such supplemental indenture to which the Borrower has not already consented, together with a copy of the proposed supplemental indenture and a written consent form to be signed by the Borrower, to be mailed by certified or registered mail to the Borrower at least 30 days prior to the proposed date of execution and delivery of any such supplemental indenture.

ARTICLE X

AMENDMENTS TO THE LOAN AGREEMENT

Section 10.1                  Amendments, Etc. to Loan Agreement Not Requiring Consent. The Issuer, the Borrower and the Bond Trustee may, but without the consent of or notice to the owners of the Series 2007A Bonds, consent to any amendment, change or modification of the Loan Agreement (i) as may be required by the  provisions of this Bond Indenture or such Loan Agreement, (ii) for the purpose of curing any ambiguity or formal defect or omission, (iii) in connection with any other change therein which, in the judgment of the Bond Trustee, does not materially adversely affect the rights of the Bond Trustee, the owners of the Series 2007A Bonds or (iv) as may be required for the purpose of complying with the provisions of the Tax Exemption Agreement; provided, however, that nothing in this Section 10.1 shall permit, or be construed as permitting, any amendment, change or modification of the Loan Agreement that may result in anything described in clauses (a) through (e) of Section 9.2(a) hereof, without the consent of each Bondholder affected. If at any time the Borrower shall request the Issuer and the Bond Trustee to consent to any amendment, change or modification of the Loan Agreement pursuant to clause (iii) above, the Bond Trustee shall cause notice of the proposed execution of such amendment, change or modification to the Loan Agreement to be given to each rating agency, if any, then maintaining a rating on the Series 2007A Bonds at least 30 days prior to the execution of such amendment, change or modification to the Loan Agreement, which notice shall include a copy of the proposed amendment, change or modification to the Loan Agreement.

Section 10.2                  Amendments, Etc. to Loan Agreement Requiring Consent of the Bondholders. Except for the amendments, changes or modifications as provided in Section 10.1 hereof, neither the Issuer nor the Bond Trustee shall consent to any other amendment, change or modification of the Loan Agreement without the written approval or consent, given and procured as in this Section provided, of the owners of not less than fifty-one percent in aggregate principal amount of the Series 2007A Bonds which are outstanding hereunder at the time of execution of any such amendment, change or modification. If at any time the Issuer and the Borrower shall request the consent of the Bond Trustee to any such proposed amendment, change or modification of the Loan Agreement, the Bond Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed amendment, change or modification to be given to each holder of the Series 2007A Bonds as shown on the Bond Register in the same manner as provided by Section 9.2 hereof with respect to supplemental indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the principal office of the Bond Trustee for inspection by all Bondholders. The Bond Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to give such notice, and any such failure shall not affect the validity of such amendment, change or modification when consented to and approved as provided in this Section. If the holders of not less than fifty-one percent in aggregate principal amount of the Series 2007A Bonds outstanding hereunder at the time of the execution of any such amendment, change or modification shall have consented to and  approved the execution thereof as herein provided, no holder of any Series 2007A Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Bond Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof.

ARTICLE XI

SATISFACTION OF THIS BOND INDENTURE

Section 11.1                  Defeasance. If the Issuer shall pay or provide for the payment of the entire indebtedness on all Series 2007A Bonds (including, for the purposes of this Section 11.1, Series 2007A Bonds held by the Borrower outstanding in any one or more of the following ways:

(a)                                  by paying or causing to be paid the principal of and interest on all Series 2007A Bonds outstanding, as and when the same become due and payable;

(b)                                 by depositing with the Bond Trustee, in trust, at or before maturity, moneys in an amount sufficient to pay or redeem (when redeemable) all Series 2007A Bonds outstanding (including the payment of interest payable on such Series 2007A Bonds to the maturity or redemption date thereof), provided that such moneys, if invested, shall be invested in Escrow Obligations in an amount, without consideration of any income or increment to accrue thereon, sufficient to pay or redeem (when redeemable) and discharge the indebtedness on all Series 2007A Bonds outstanding at or before their respective maturity dates; it being understood that the investment income on such Escrow Obligations may be used for any other purpose under the Act;

(c)                                  by delivering to the Bond Trustee, for cancellation by it, all Series 2007A Bonds outstanding; or

(d)                                 by depositing with the Bond Trustee, in trust, moneys or Escrow Obligations in such amount as the Bond Trustee shall determine will, together with the income or increment to accrue thereon, without consideration of any reinvestment thereof, be fully sufficient to pay or redeem (when redeemable) and discharge the indebtedness on all Series 2007A Bonds outstanding at or before their respective maturity dates (which determination shall be made in reliance upon an accountant’s verification report reasonably accepted to the Bond Trustee);

and if the Issuer shall pay or cause to be paid or make arrangements satisfactory to the Bond Trustee for the payment of all other sums payable hereunder by the Issuer, and if any such Series 2007A Bonds are to be optionally redeemed prior to the maturity thereof, irrevocable notice of such redemption shall have been given in accordance with the requirements of this Bond Indenture or irrevocable instructions shall have been given to the Bond Trustee of such notice, this Bond Indenture and the estate and rights granted hereunder shall cease, determine, and be discharged, and thereupon the Bond Trustee shall, upon Written Request of the Issuer, and upon receipt by the Bond Trustee of an Officer’s Certificate of the Borrower and an opinion of Independent Counsel, each stating that in the opinion of the signers all conditions precedent to the satisfaction and discharge of this Bond Indenture have been complied with, forthwith execute proper instruments acknowledging satisfaction of and discharging this Bond Indenture and the lien hereof.

The satisfaction and discharge of this Bond Indenture shall be without prejudice to the rights of the Bond Trustee to charge and be reimbursed by the Issuer and the Borrower for any expenditures which it may thereafter incur in connection herewith.

Any moneys, funds, securities, or other property remaining on deposit in the Expense Fund, Interest Fund, Bond Sinking Fund, Project Fund, Redemption Fund or in any other fund or investment under this Bond Indenture (other than the Escrow Obligations or other moneys deposited in trust as above provided) shall, upon the full satisfaction of this Bond Indenture, forthwith be transferred, paid over and distributed to the Issuer and the Borrower, as their respective interests may appear.

The Issuer or the Borrower may at any time surrender to the Bond Trustee for cancellation by it any Series 2007A Bonds previously authenticated and delivered, which the Issuer or the Borrower may have acquired in any manner whatsoever, and such Series 2007A Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

Section 11.2                  Liability of Issuer Not Discharged. Upon the deposit with the Bond Trustee, in trust, at or before maturity, of money or Escrow Obligations in the necessary amount to pay or redeem all outstanding Series 2007A Bonds (whether upon or prior to their maturity or the redemption date of such Series 2007A Bonds) and compliance with the other payment requirements of Section 11.1, provided that if such Series 2007A Bonds are to be redeemed prior to the maturity thereof, notice of  such redemption shall have been given as in Article V herein provided, or provisions satisfactory to the Bond Trustee shall have been made for the giving of such notice, and subject to the provisions of Section 11.4, this Bond Indenture may be discharged in accordance with the provisions hereof but the liability of the Issuer upon the Series 2007A Bonds shall continue, but the owners thereof shall thereafter be entitled to payment only out of the moneys or the Escrow Obligations deposited with the Bond Trustee as aforesaid.

Section 11.3                  Provision for Payment of Portion of the Series 2007A Bonds. If the Issuer shall pay or provide for the payment of a portion of the Series 2007A Bonds (including, for the purposes of this Section 11.3, any Series 2007A Bonds held by the Borrower) in one or more of the following ways:

(a)                                  by paying or causing to be paid the principal of and interest on such portion of the Series 2007A Bonds, as and when the same shall become due and payable;

(b)                                 by depositing with the Bond Trustee, in trust, at or before maturity, moneys in an amount sufficient to pay or redeem (when redeemable) a portion of the Series 2007A Bonds outstanding (including the payment of interest payable on such portion of the Series 2007A Bonds to the maturity or redemption date thereof), provided that such moneys, if invested, shall be invested in Escrow Obligations in an amount, without consideration of any income or increment to accrue thereon, sufficient to pay or redeem (when redeemable) and discharge the indebtedness on such portion of the Series 2007A Bonds at or before their respective maturity dates; it being understood that the investment income on such Escrow Obligations may be used for any other purpose under the Act;

(c)                                  by delivering to the Bond Trustee, for cancellation by it, such portion of the Series 2007A Bonds; or

(d)                                 by depositing with the Bond Trustee, in trust, moneys or Escrow Obligations in such amount as the Bond Trustee shall determine (which determination shall be made in reliance on an accountant’s verification report of an accountant reasonably acceptable to the Bond Trustee) will, together with the income or increment to accrue thereon, without consideration of any reinvestment thereof, be fully sufficient to pay or redeem (when redeemable) and discharge the indebtedness on such portion of the Series 2007A Bonds at or before their respective maturity dates;

and if the Issuer shall also pay or cause to be paid or made arrangements satisfactory to the Bond Trustee for the payment of all other sums payable hereunder by the Issuer with respect to such Series 2007A Bonds, and, if such Series 2007A Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article V of this Bond Indenture provided or provisions satisfactory to the Bond Trustee shall have been made for the giving of such notice, such Series 2007A Bonds shall cease to be entitled to any lien, benefit or security under this Bond Indenture. The liability of the Issuer in respect of such Series 2007A Bonds shall continue, but the owners thereof shall thereafter be entitled to payment (to the exclusion of all other Bondholders) only out of the moneys or the Escrow Obligations deposited with the Bond Trustee as aforesaid.

Section 11.4                  When Advance Refunding is Not Permitted and Special Conditions for Refundings. The other provisions of this Bond Indenture notwithstanding, none of the Series 2007A Bonds outstanding hereunder may be refunded as aforesaid nor may this Bond Indenture be discharged if under any circumstances would result in the loss of any exclusion from federal income taxation to which the Series 2007A Bonds would otherwise be entitled. As a condition precedent to the advance refunding of any Series 2007A Bonds outstanding hereunder, the Bond Trustee shall receive an opinion of Bond Counsel (which counsel and opinion, including without limitation the scope, form, substance and other aspects thereof are acceptable to the Bond Trustee and which opinion may be based upon a ruling or rulings of the Internal Revenue Service and the verification report referred to in Sections 11.1 and 11.3 hereof) to the effect that such advance refunding will not result in the loss of any exclusion for purposes of federal income taxation to which the interest on the Series 2007A Bonds would otherwise be entitled.

ARTICLE XII

MANNER OF EVIDENCING OWNERSHIP OF SERIES 2007A BONDS

Section 12.1                  Proof of Ownership. Any request, direction, consent or other instrument provided by this Bond Indenture to be signed and executed by the Bondholders may be in any number of concurrent writings of similar tenor and may be signed or executed by such Bondholders in person or by agent appointed in writing. Proof of the execution of any such request, direction or other instrument or of the writing appointing any such agent and of the ownership of Series 2007A Bonds, if made in the following manner, shall be sufficient for any of the purposes of this Bond Indenture and shall be conclusive in favor of the Bond Trustee and the Issuer, with regard to any action taken by them, or either of them, under such request or other instrument, namely:

(a)                                  the fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments in such jurisdiction, that the person signing such writing acknowledged before him the execution thereof, or by the affidavit of a witness of such execution; and

(b)                                 the ownership of Series 2007A Bonds and the amounts and registration numbers of such Bonds and the date of holding the same shall be proved by the Bond Register.

Any action taken or suffered by the Bond Trustee pursuant to any provision of this Bond Indenture, upon the request or with the assent of any Person who at the time is the owner of any Series 2007A Bond or Series 2007A Bonds, shall be conclusive and binding upon all future owners of the same Series 2007A Bond or Series 2007A Bonds.

ARTICLE XIII

MISCELLANEOUS

Section 13.1      Limitation of Rights.  With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Bond Indenture or the Series 2007A Bonds is intended or shall be construed to give to any person other than the parties hereto and the owners of the Series 2007A Bonds any legal or equitable right, remedy or claim under or in respect to this Bond Indenture or any covenants, conditions and provisions herein contained; this Bond Indenture and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and the owners of the Series 2007A Bonds as herein provided.

Section 13.2      Unclaimed Moneys.  Any moneys deposited with the Bond Trustee in accordance with the terms and covenants of this Bond Indenture, in order to redeem or pay any Series 2007A Bond in accordance with the provisions of this Bond Indenture which remain unclaimed by the owners of the Series 2007A Bond for four years after the redemption or maturity date, as the case may be, shall, if the Borrower is not at the time, to the knowledge of the Bond Trustee, in default with respect to any of the terms and conditions of this Bond Indenture or the Series 2007A Bonds, be repaid by the Bond Trustee to the Borrower upon its written request therefor; and thereafter the owners of the Series 2007A Bond shall be entitled to look only to the Borrower for payment thereof.  Such moneys may be invested in accordance with Section 4.7 hereof if the Borrower makes arrangements satisfactory to the Bond Trustee to indemnify the Bond Trustee  for any costs which it may incur due to the unavailability of moneys due to such investment.  Investment income on any such unclaimed moneys received by the Bond Trustee shall be deposited as provided in Section 4.7 hereof until the final maturity or redemption date of the Series 2007A Bonds.  Any such income generated after such date shall be deemed to be unclaimed moneys of the type referred to in the first sentence of this Section and shall be disposed of in accordance with such sentence. The Issuer hereby covenants and agrees to indemnify and save the Bond Trustee harmless from any and all loss, costs, liability and expense suffered or incurred by the Bond Trustee by reason of having returned any such moneys to the Issuer as herein provided.

Section 13.3      Severability.  If any provision of this Bond Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

The invalidity of any one or more phrases, sentences, clauses or Sections in this Bond Indenture contained shall not affect the remaining portions of this Bond Indenture, or any part thereof.

Section 13.4      Notices.  It shall be sufficient service of any notice, request, complaint, demand or other paper if the same shall be duly mailed by registered or certified mail, sent by reputable registered overnight mail or delivery service, or send by personal delivery or confirmed facsimile delivery, and addressed as follows:

To the Issuer:

Brown County , South Dakota
25 Market Street, Suite 2

Aberdeen, South Dakota 57401

Attention: County Auditor

To the Borrower:

Heartland Grain Fuels, L.P.

10201 Wayzata Boulevard, Suite 250

Minneapolis, Minnesota 55305

Attention: General Partner

To the Bond Trustee:

Well Fargo, National Association

MAC N9311-115

625 Marquette Avenue, 11th Floor

Minneapolis, Minnesota 55479

Attention:  Corporate Trust

Section 13.5      Bond Trustee as Paying Agent and Registrar.  The Bond Trustee is hereby designated and agrees to act as principal Paying Agent and Registrar for and in respect to the Series 2007A Bonds.

Section 13.6      Counterparts.  This Bond Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 13.7      Applicable Law.  This Bond Indenture shall be governed exclusively by the applicable laws of the State of South Dakota.

Section 13.8      Immunity of Officers, Employees and Members of Issuer.  No recourse shall be had for the payment of the principal of or premium, if any, or interest on any of the Series 2007A Bonds or for any claim based thereon or upon any obligation, covenant or agreement in this Bond Indenture contained against any past, present or future elected official, officer, director, member, employee or agent of the Issuer, or of any successor political subdivision, as such, either directly or through the Issuer or any successor political subdivision, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such elected official, officers, directors, members, employees or agents as such is hereby expressly waived and released as a condition of and consideration for the execution of this Bond Indenture and the issuance of such Series 2007A Bonds.

Section 13.9      Parties Interested Hereunder.  Nothing in this Bond Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Issuer, the Bond Trustee and the registered owners of the Series 2007A Bonds, any right, remedy or claim under or by reason of this or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Bond Indenture, contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Issuer, the Bond Trustee and the registered owners of the Series 2007A Bonds.

Section 13.10    Continuing Disclosure.  Pursuant to Section 5.16 of the Loan Agreement, the Borrower has agreed to undertake all responsibility for compliance with continuing disclosure requirements pursuant to a Continuing Disclosure Agreement, dated as of September 1, 2007 (the “Continuing Disclosure Agreement”) between the Borrower and the Bond Trustee to be executed the date of issuance and delivery of the Series 2007A Bonds, and the Issuer shall have no liability to the Bondholders or any other person with respect to such disclosure matters.  Notwithstanding any other provision of this Bond Indenture, failure of the Borrower to comply with the Continuing Disclosure Agreement shall not be considered an event of default, hereunder; however, any Bondholder may take such actions as may be necessary and appropriate, including seeking mandate or specific performance by court order, to cause the Borrower to comply with its obligations under Section 5.16 of the Loan Agreement.

Section 13.11    The Intercreditor Agreement.  In connection with the execution and delivery of the Bond Indenture, the Bond Trustee has entered into the Intercreditor Agreement which sets forth the relative rights and priorities of the Bondholders and the Senior Lenders. The performance of the Bond Trustee of its duties hereunder and all actions taken by the Bond Trustee, as trustee hereunder, are subject to the express terms of the Intercreditor Agreement. Notwithstanding anything in this Bond Indenture to the contrary, any right of payment from or on behalf of the Borrower, liens or security interests granted to the Bond Trustee (other than the liens and security interests granted pursuant to the Granting Clauses of the Bond Indenture), the exercise of certain rights on remedies hereunder and the ability of the Bond Trustee to perform or enforce certain provisions of this Bond Indenture are subject to the provisions of (but only to the extent provided in) the Intercreditor Agreement. In the event that the express terms of the Intercreditor Agreement shall prohibit or restrict the Bond Trustee from taking any action or enforcing any right hereunder, the express terms of the Intercreditor Agreement shall govern and in the event of any conflict between the express terms of the Intercreditor Agreement and the Bond Indenture, the express terms of the Intercreditor Agreement shall govern and control; provided, however, the terms of the Intercreditor Agreement shall not constitute and amendment to, or waiver or deletion of, performance of any provisions, or waive or delete or amend any default or an Event of Default under the Bond Indenture.

IN WITNESS WHEREOF, the Brown County, South Dakota, has caused these presents to be signed in its name and on its behalf by its Chair, and the same to be attested by its County Auditor, and to evidence its acceptance of the trusts hereby created, Wells Fargo Bank, National Association has caused these presents to be signed in its name and on its behalf by one of its authorized officers, [its official seal to be hereunto affixed], and the same to be attested by one of its authorized officers, all as of the day and year first above written.

BROWN COUNTY, SOUTH DAKOTA

By	/s/ Mike Wiese
Its:	Chair

Attest:	/s/ Maxine Taylor
Its:	County Auditor

[Execution by Bond Trustee on following page.]

WELLS FARGO BANK, NATIONAL ASSOCIATION
AS BOND TRUSTEE

By	/s/ Steven R. Gubrud

Its:	Vice President

By

Its:

EXHIBIT A

(FORM OF SERIES 2007A BOND)

UNITED STATES OF AMERICA

STATE OF SOUTH DAKOTA

BROWN COUNTY, SOUTH DAKOTA

SUBORDINATE SOLID WASTE FACILITIES REVENUE BOND

(HEARTLAND GRAIN FUELS, L.P. ETHANOL PLANT PROJECT), SERIES 2007A

R-_______

INTEREST RATE:

MATURITY DATE:

DATED DATE:

CUSIP:

REGISTERED OWNER:

PRINCIPAL SUM:

AS PROVIDED IN THE BOND INDENTURE REFERRED TO HEREIN, UNTIL THE TERMINATION OF THE SYSTEM OF BOOK-ENTRY-ONLY TRANSFERS THROUGH THE DEPOSITORY TRUST COMPANY, NEW YORK, NEW YORK (TOGETHER WITH ANY SUCCESSOR SECURITIES DEPOSITORY APPOINTED PURSUANT TO THE BOND INDENTURE, “DTC”), AND NOTWITHSTANDING ANY OTHER PROVISIONS OF THE BOND INDENTURE TO THE CONTRARY, (A) THIS BOND MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR A NOMINEE OF DTC, OR BY DTC OR A NOMINEE OF DTC TO ANY SUCCESSOR SECURITIES DEPOSITORY OR ANY NOMINEE THEREOF AND (B) A PORTION OF THE PRINCIPAL AMOUNT OF THIS BOND MAY BE PAID OR REDEEMED WITHOUT SURRENDER HEREOF TO THE PAYING AGENT.  DTC OR A NOMINEE, TRANSFEREE OR ASSIGNEE OF DTC OF THIS BOND MAY NOT RELY UPON THE PRINCIPAL AMOUNT INDICATED HEREON AS THE PRINCIPAL AMOUNT HEREOF OUTSTANDING AND UNPAID.  THE PRINCIPAL AMOUNT HEREOF OUTSTANDING AND UNPAID SHALL FOR ALL PURPOSES BE THE AMOUNT DETERMINED IN THE MANNER PROVIDED IN THE BOND INDENTURE.

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (A) TO THE BOND REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE OR (B) TO THE BOND TRUSTEE FOR PAYMENT OF PRINCIPAL OR REDEMPTION PRICE, AND ANY BOND ISSUED IN REPLACEMENT HEREOF OR SUBSTITUTION HEREFOR IS REGISTERED IN THE NAME OF DTC OR ITS NOMINEE OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO DTC OR ITS NOMINEE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE ONLY THE REGISTERED OWNER HEREOF, CEDE & CO., AS NOMINEE OF DTC, HAS AN INTEREST HEREIN.

BROWN COUNTY, SOUTH DAKOTA (the “Issuer”), a public body corporate and politic and a political subdivision duly and validly created and existing under the laws and constitution of the state of South Dakota and has all powers granted under the provisions, restrictions and limitations of South Dakota Codified Laws Chapter 9-54, as supplemented and amended (the “Act”), for value received, hereby promises to pay in lawful money of the United States of America to the registered owner shown above, or registered assigns, on the maturity date specified above, unless this Bond shall be redeemable and shall have previously been called for redemption and payment of the redemption price made or provided for, but solely from amounts available under the Bond Indenture (hereinafter referred to), and certain amounts payable under the Loan Agreement (hereinafter referred to), which payments are pledged and assigned for the benefit and payment hereof pursuant to the Bond Indenture and not otherwise, upon surrender hereof, the principal sum set forth above, and to pay interest on such principal amount (based on a 360-day year composed of twelve 30-day months) in like manner, but solely from said amounts available under the Bond Indenture, and certain amounts payable under the Loan Agreement, from the dated date hereof at the rate  per annum specified above, payable on each January 1 and July l, beginning January 1, 2008, until payment of such principal amount, or provision therefor, shall have been made upon redemption or at maturity.

The principal of this Bond is payable upon surrender of this Bond at the principal corporate trust office in Minneapolis, Minnesota of Wells Fargo Bank, National Association, as bond trustee (the “Bond Trustee”).  Except as otherwise provided in the Bond Indenture with respect to Defaulted Interest (as defined therein), interest payments hereon shall be made to the registered owner (the “Holder”) hereof appearing on the registration books of the Issuer (the “Bond Register”) maintained by the Bond Trustee, as bond registrar, as of the close of business of the Bond Trustee on the 15th day of the month (whether or not a business day) next preceding the interest payment date (the “Record Date”) and shall be paid (i) by check or draft of the Bond Trustee mailed on the applicable interest payment date to the Holder at the Holder’s address as it appears on the Bond Register or at such other address furnished in writing by such registered owner to the Bond Trustee no later than the Record Date or (ii) as to any Holder of $1,000,000 or more in aggregate principal amount of the Series 2007A Bonds who so elects, by wire transfer of funds to such wire transfer address within the continental United States as the Holder shall have furnished in writing to the Bond Trustee no later than the Record Date, which wire instructions shall remain in effect until the Bond Trustee is notified to the contrary.

Defaulted Interest with respect to any Series 2007A Bond shall cease to be payable to the Owner of such Series 2007A Bond on the relevant Record Date and, except as hereinafter provided, shall be payable to the Owner in whose name such Series 2007A Bond is registered at the close of business of the Bond Trustee on the Special Record Date for the payment of such Defaulted Interest, which Special Record Date shall be fixed in the following manner.  The Borrower shall notify the Bond Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Series 2007A Bond and the date of the proposed payment (which date shall be such, as will enable the  Bond Trustee to comply with the next sentence hereof) and, at the same time, the Borrower or the Obligated Group shall deposit with the Bond Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Bond Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the owners of the Series 2007A Bonds entitled to such Defaulted Interest as provided in this Section.  Following receipt of such funds, the Bond Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which date will be fifteen (15) days prior to the date of the proposed payment.  The Bond Trustee shall promptly notify the Borrower of such Special Record Date and, in the name and at the expense of the Borrower, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, not less than 10 days prior to such Special Record Date to each Owner of a Series 2007A Bond entitled to such notice at the address of such Owner as it appears on the Bond Register. Such Defaulted Interest shall be paid to the Owners of the Series 2007A Bonds in whose names the Series 2007A Bonds on which such Defaulted Interest is to be paid are registered on such Special Record Date.

Upon a Determination of Taxability, the interest rate on the Bonds will be converted to the Taxable Rate as of the date of the Determination of Taxability, regardless of the date as of which the Bonds were taxable. The Taxable Rate is a fluctuating per annum interest rate adjusted on the first day of each calendar quarter in a year (January 1, April 1, July, and October 1) and equal to the sum of (i) the rate of interest published as the London Interbank Offered Rates with a term of three months as of each adjustment date, plus (ii) 350 basis points. If the adjustment date is not a Business Day, the rate will be adjusted on the next Business Day. The Bond Trustee may be precluded by the terms of the Intercreditor Agreement and the Accounts Agreement from paying interest in the Bonds at the Taxable Rate.

This Bond is one of an authorized series of Bonds issued under the Bond Indenture in the aggregate principal amount of $______________ (the “Series 2007A Bonds”) for the purpose of lending funds to Heartland Grain Fuels, L.P., a limited partnership, organized and existing under the laws of the State of Delaware (the “Borrower”) which funds will be used, together with certain moneys of the Borrower, to (i) pay the cost of the acquisition, construction and equipping of improvements and expansion of the Facility consisting of certain Solid Waste Disposal Facilities (as herein defined which constitute a project within the meaning of the Act) (the “Project”), which is owned by the Issuer and operated by the Borrower, (ii) fund a debt service reserve, (iii) pay interest on the Series 2007A Bonds during construction of the Project and (iv) pay certain expenses incurred in connection with the issuance of the Series 2007A Bonds.

The loan by the Issuer to the Borrower of the proceeds of the Series 2007A Bonds will be made under and secured pursuant to a Loan Agreement, dated as of October 1, 2007 (the “Loan Agreement”) between the Borrower and the Issuer.

The Series 2007A Bonds are all issued under and equally and ratably secured by and entitled to the security of a Bond Trust Indenture dated as of October 1, 2007 (the “Bond Indenture”) duly executed and delivered by the Issuer to the Bond Trustee, pursuant to which Bond Indenture all of the right, title and interest of the Issuer in and to the Loan Agreement (excluding Unassigned Rights, as defined in the Bond Indenture) are assigned by the Issuer to the Bond Trustee as security for the Series 2007A Bonds. The payment of principal and interest, and redemption premium, if any, on Series 2007A Bonds will be secured by the Bond Collateral Documents as defined in the Bond Indenture. The ability of the Borrower to make payments under the Loan Agreement and the enforcement thereof and of the Bond Collateral Documents, and the use of the proceeds of any such enforcement, are subject and subordinate to the Senior Credit Facilities between the Borrower and the Senior Lenders pursuant to the Accounts Agreement and the Intercreditor Agreement, all as defined in the Bond Indenture. Reference is made to the Bond Indenture, the Loan Agreement, the Bond Collateral Documents, the Senior Credit Facilities, the Accounts Agreement, the Intercreditor Agreement and to all amendments to any such agreements for the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer, the Bond Trustee and the rights of the owners of the Series 2007A Bonds and the Senior Lenders, and to all the provisions of which the owner, by the acceptance of this Bond, assents.

This Bond and such other Bonds of the series of which it forms a part do not constitute a debt or liability of the State of South Dakota (the “State”) or of any political subdivision thereof or a pledge of the faith and credit of the State or any political subdivision thereof.  The issuance of the Series 2007A Bonds under the provisions of the Act does not, directly, indirectly or  contingently, obligate the State or any political subdivision thereof to levy any form of taxation for the payment thereof or to make any appropriation for their payment, and such Bonds and the interest payable thereon do not now and shall never constitute a debt of the State or any political subdivision thereof within the meaning of the Constitution or the statutes of the State and do not now and shall never constitute a charge against the credit or taxing power of the State or any political subdivision thereof.  Neither the State nor any political subdivision thereof shall in any event be liable for the payment of the principal of or interest on the Series 2007A Bonds or for the performance of any pledge, obligation or agreement of any kind whatsoever which may be undertaken by the Issuer.  No breach by the Issuer of any such pledge, obligation or agreement may impose any liability, pecuniary or otherwise, upon the State or any political subdivision thereof.  No covenant or agreement in the Series 2007A Bonds or in the Bond Indenture and no obligation imposed by the Bond Indenture upon the Issuer and no breach thereof shall constitute or give rise to or impose upon the Issuer a general liability or a charge upon its general credit or property other than the trust estate (as described in the Bond Indenture).

This Bond and such other Bonds of the series of which it forms a part, and the interest payable hereon and thereon, are limited obligations of the Issuer and are payable solely from amount available under the Bond Indenture and from payments or prepayments to be made under the Loan Agreement, which are pledged and assigned for the payment of the Series 2007A Bonds in accordance with the Bond Indenture, and from moneys and investments on deposit in various funds under the Bond Indenture.

This Bond is registered on the Bond Register and may be transferred by the registered owner hereof at the written request of such registered owner in person or by his duly authorized attorney, but only in the manner, subject to the limitations and upon the payment of the charges provided in the Bond Indenture and upon surrender and cancellation of this Bond.  Upon such transfer, a new fully registered bond or bonds of the same maturity and of authorized denominations for the same aggregate principal amount shall be issued to the transferee in exchange therefor.  The Issuer and the Bond Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of, or on account of, the principal and interest due hereon and for all other purposes, and neither the Issuer nor the Bond Trustee shall be affected by any notice to the contrary.  The Issuer and the Bond Trustee shall not be required to register the transfer or exchange of any Series 2007A Bond after notice calling such Bond or portion thereof for redemption has been given as provided in the Bond Indenture, or during the period of 15 days next preceding the giving of such notice of redemption with respect to any Series 2007A Bonds of the same maturity.

The Series 2007A Bonds are issuable only as registered bonds, in denominations of $5,000 and integral multiples thereof.

With respect to the payment of Series 2007A Bonds, whether at maturity or by Mandatory Sinking Fund Redemption (as defined in the Bond Indenture), the Issuer shall have on deposit in the Bond Sinking Fund (as defined in the Bond Indenture), moneys in the amounts and at the times, respectively, as follows:

January 1 of the Year	Principal Amount	January 1 of the Year	Principal Amount

Moneys on deposit in the Bond Sinking Fund on January 1 of each year shall be applied to the Mandatory Sinking Fund Redemption of the Series 2007A Bonds in the amount set forth above.  Payment of the Series 2007A Bonds through the Bond Sinking Fund shall be without premium.  If less than all Series 2007A Bonds of a particular maturity are subject to Mandatory Sinking Fund Redemption on a particular date, the Series 2007A Bonds to be redeemed shall be selected by lot in such manner as may be designated by the Bond Trustee.

Subject to the express terms of the Accounts Agreement and the Intercreditor Agreement, the Series 2007A Bonds are redeemable out of proceeds received from insurance and condemnation and from sale under threat of condemnation under certain conditions described in the Bond Indenture (“Extraordinary Redemption”), in whole or in part, and if in part, by maturities (less than all of a single maturity to be selected by lot in such manner as may be determined by the Bond Trustee) designated by the Borrower, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest thereon to the date fixed for redemption and without premium, as provided in the Bond Indenture.

Subject to the express terms of the Accounts Agreement and the Intercreditor Agreement, outstanding Series 2007A Bonds are also subject to redemption prior to maturity on or after

January 1, _____ at the option of the Issuer upon direction of the Borrower (“Optional Redemption”) out of amounts prepaid under the Loan Agreement and deposited in the Redemption Fund (as defined in the Bond Indenture), in whole or in part at any time, and if in part by maturities (less than all of a single maturity is being redeemed by, lot within a maturity or in such manner as may be reasonably determined by the Bond Trustee) at the redemption prices (expressed as percentages of the principal amount of the Series 2007A Bonds to be redeemed) as set forth below plus accrued interest thereon to the date fixed for redemption:

Redemption Dates (Dates inclusive)	Redemption Price

January 1, 20__ through December 31, 20__	____	%
January 1, 20__ through December 31, 20__	____	%
January 1, 20__ and thereafter	____	%

No Extraordinary Redemption or Optional Redemption of less than all of the Series 2007A Bonds at the time outstanding shall be made unless the aggregate principal amount of Series 2007A Bonds to be redeemed is equal to or greater than $100,000.  In the case of any Extraordinary Redemption or Optional Redemption or any purchase and cancellation of Series 2007A Bonds, the Issuer shall receive credit against its required Bond Sinking Fund deposits with respect to such Series 2007A Bonds.

Subject to the express terms of the Accounts Agreement and the Intercreditor Agreement, outstanding Series 2007A Bonds are also subject to mandatory redemption prior to maturity (herein referred to as a “Determination of Taxability Redemption”) upon a Determination of Taxability, in whole but not in part, on the earliest redemption date for which notice can be given as required in Section 5.3 hereof as the redemption price equal to the principal amount of the Series 2007A Bonds to be redeemed plus accrued interest thereon to the date of redemption, without penalty.

Subject to the express terms of the Accounts Agreement and the Intercreditor Agreement, the Bonds are subject to mandatory redemption in part by lot (or such other random means selected by the Bond Trustee) at a redemption price equal to the principal amount thereof, together with accrued interest to the date of redemption, from proceeds of the Series 2007A Bonds available therefor after the Completion Date.

In the event any of the Series 2007A Bonds are called for redemption as aforesaid, notice thereof identifying the Series 2007A Bonds to be redeemed will be given by mailing a copy of the redemption notice by mail not less than 30 or more than 60 days prior to the date fixed for redemption to the registered  owner of each Series 2007A Bond to be redeemed at the address shown on the Bond Register; provided, however, that failure to give such notice by mailing, or any defect in such notice or mailing, as to any Series 2007A Bond, shall not affect the validity of any proceedings for redemption of any other Series 2007A Bond with respect to which notice was properly given.  All Series 2007A Bonds so called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit at the place of payment at that time, and shall no longer be protected by the Bond Indenture and shall not be deemed to be outstanding under the provisions of the Bond Indenture.

The Series 2007A Bonds are subject to advance defeasance of the Bond Indenture by depositing with the Bond Trustee, in trust, moneys or Escrow Obligations (as defined in the Bond Indenture) in such amount as the Bond Trustee shall determine (such determination may be based upon an accountant’s verification report) will, together with the income or increment to accrue thereon, without consideration of any reinvestment thereof, be fully sufficient to pay or redeem (when redeemable) and discharge the indebtedness on all Series 2007A Bonds outstanding under the Bond Indenture at or before their respective maturity dates.  The Series 2007A Bonds are also subject to advance defeasance of the Bond Indenture by depositing with the Bond Trustee, in trust, at or before maturity, moneys in an amount sufficient to pay or redeem (when redeemable) all Series 2007A Bonds outstanding (including the payment of interest payable on such Series 2007A Bonds to the maturity or redemption date thereof), provided that such moneys, if invested, shall be invested in Escrow Obligations (as defined in the Bond Indenture) in an amount, without consideration of any income or increment to accrue thereon, sufficient to pay or redeem (when redeemable) and discharge the indebtedness on all Series 2007A Bonds outstanding under the Bond Indenture at or before their respective maturity dates; it being understood that the investment income on such Escrow Obligations may be used for any other purpose under the Act.  Upon such payment or provision therefor, together with all other payments required under the Bond Indenture, the Bond Indenture may be discharged in accordance with the provisions thereof, but the Issuer shall remain the obligor on all Series 2007A Bonds, although the owners thereof and the owner hereof shall be entitled to payment solely out of such moneys or Escrow Obligations deposited with the Bond Trustee.

The Issuer may also pay or provide for the payment of any portion of the Series 2007A Bonds by: (a) depositing with the Bond Trustee, in trust, moneys or Escrow Obligations in such amount as the Bond Trustee shall determine (such determination may be based upon an accountant’s verification report) will, together with the income or increment to accrue thereon, without consideration of any reinvestment thereof, be fully sufficient to pay or redeem (when redeemable) and discharge the indebtedness on such portion of the Series 2007A Bonds at or before their respective maturity dates; or (b) depositing with the Bond Trustee, in trust, at or before maturity, moneys in an amount sufficient to pay or redeem (when redeemable) a portion of the Series 2007A Bonds outstanding (including the payment of interest payable on such portion of the Series 2007A Bonds to the maturity or redemption date thereof), provided that such moneys, if invested, shall be invested in Escrow Obligations in an amount, without consideration of any income or increment to accrue thereon, sufficient to pay or redeem (when redeemable) and discharge the indebtedness on such portion of the Series 2007A Bonds at or before their respective maturity dates; it being understood that the investment income on such Escrow Obligations may be used for any other purpose under the Act. Upon such deposit, such portion of the Series 2007A Bonds shall cease to be entitled to any lien, benefit or security under the Bond Indenture.  The Issuer shall remain the obligor on such portion of the Series 2007A Bonds but the owners thereof shall be entitled to payment (to the exclusion of all other Bondholders) solely out of such moneys or Escrow Obligations deposited with the Bond Trustee.

The foregoing notwithstanding, none of the Series 2007A Bonds may be so refunded nor may the Bond Indenture be discharged if under any circumstances such refunding would result in the loss of any exclusion for purposes of federal income taxation to which the interest on the Series 2007A Bonds would otherwise be entitled.  As a condition precedent to the advance refunding of any Series 2007A Bonds, the Bond Indenture requires that the Bond Trustee receive an opinion of nationally recognized municipal bond counsel (which counsel and opinion, including without limitation the scope, form, substance and other aspects thereof are acceptable to the Bond Trustee and which opinion may be based upon a ruling or rulings of the Internal Revenue Service and an accountant’s verification report) to the effect that such refunding will not result in the loss of any exclusion for purposes of federal income taxation to which the interest on the Series 2007A Bonds would otherwise be entitled.

The owner of this Bond shall have no right to enforce the provisions of the Bond Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Bond Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Bond Indenture.  In certain events, on the conditions, in the manner and with the effect set forth in the Bond Indenture, the principal of the Series 2007A Bonds issued under the Bond Indenture and then outstanding may become or may be declared due and payable before the stated maturity thereof, together with interest accrued thereon.  Modifications or alterations of the Bond Indenture or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Bond Indenture.

It is hereby certified that all conditions, acts and things required to exist, happen and be performed under the Act and under the Bond Indenture precedent to and in the issuance of this Bond, exist, have happened and have been performed, and that the issuance, authentication and delivery of this Bond have been duly authorized by resolution of the Issuer duly adopted.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Series 2007A Bonds or for any claim based thereon or upon any obligation, covenant or agreement in the Bond Indenture contained, against any past, present or future officer, director, member, employee or agent of the Issuer, or any incorporator, officer, director, member, trustee, employee or agent of any successor to the Issuer or body politic, as such, either directly or through the Issuer or any successor to the Issuer or body politic, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporators, officers, directors, trustees, members, employees or agents, as such, is hereby expressly waived and released as a condition of and consideration for the execution of the Bond Indenture and the issuance of any of the Series 2007A Bonds.

This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Bond Indenture until the certificate of authentication hereon shall have been duly executed by the Bond Trustee.

IN WITNESS WHEREOF, as provided by the Act, Brown County, South Dakota has caused this Bond to be executed in its name and on its behalf by the manual or facsimile signature of its Chair [and its seal to be hereunto affixed or reproduced] and attested with the manual or facsimile signature of its County Auditor, all as of the dated date specified above.

BROWN COUNTY, SOUTH DAKOTA

By
Its:	Chair

Attest:
Its:	County Auditor

(Seal)

Countersignature of Resident Attorney

Countersigned:

By
A Resident Attorney

CERTIFICATE OF AUTHENTICATION

This Bond is one of the Series 2007A Bonds described in the within-mentioned Bond Indenture.

Authentication Date:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Bond Trustee

By
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

(Name and Address of Assignee)

the within Bond and does hereby irrevocably constitute and appoint _______________________, Attorney, to transfer the said Bond on the Bond Register thereof with full power of substitution in the premises.

Dated:

NOTICE: The assignor’s signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatsoever.

Signature guaranteed:
NOTICE: Signature must be guaranteed by an institution who is a participant in the Securities Transfer Agent Medallion Program (“STAMP”) or similar program

NOTICE:

The signature to this assignment must correspond with the name of the registered owner as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

EXHIBIT B

PROJECT DESCRIPTION

The Project consists of Solid Waste Disposal Facilities at the Aberdeen Facility, including the following:

Centrifuge.  The centrifuge portion of the Project consists of (i) the stillage pump, (ii) the whole stillage tank, (iii) centrifuges, (iv) a centrifuge conveyor, used solely to transport stillage cake from the centrifuges to the dryer, (v) then stillage storage tanks, used to temporarily hold then stillage removed from the centrifuges prior to being pumped to the evaporator, and (vi) related pipes, valves, switches, agitators, and controls.

Evaporator.  The evaporator portion of the Project consists of (i) a portion of the cost of the gas-fired boiler, representing that portion of the boiler used to produce steam for the processing of by-products, (ii) heat exchangers, which allow heat to be transferred from the steam to the thin stillage and from the evaporated vapor to the cooling water, (iii) evaporator recirculation pumps, used to recirculate the syrup until proper specifications are reached, (iv) a surge tank, used to temporarily hold the syrup before it is pumped to the dryer, (v) a syrup feed pump, used solely to pump the syrup from the evaporator to the dryer, and (vi) related pipes, valves, switches, agitators, small pumps and controls.

Dryer.  The dryer portion of the Project consists of (i) a dryer feed conveyor, used to convey the stillage cake to the dryer, (ii) a mixer in which the cake and syrup are mixed, (iii) the dryer drum and its drive system, (iv) a gas-fired burner and combustion furnace used exclusively to supply heat to the dryer, (v) a dryer discharge conveyor system, used to convey the DDGS out of the dryer, (vi) a recycle screw conveyor, which is used to convey a portion of the DDGS back into the dryer to enhance drying efficiencies, (vii) a 4-cyclone air/production separation system, (viii) a large induced draft fan, which pulls a draft on the dryer drum and discharges water vapor up the discharge stack in the form of steam, (ix) a stainless steel dryer discharge stack, which routes all steam away from the dryer, and (x) related pipes, valves, switches and controls.

Methanator.  The methanator portion of the Project consists of:  (i) the digester; (ii) the biogas scrubber and the biogas flare that burns off the cleaned gas; (iii) the decarbonator; (iv) the recycle tank; (v) tanks which store the “food” sources for the bacteria in the digester; and (vi) related pipes, valves, switches, and controls.

Storage.  The Project includes related storage to be used exclusively for the storage of DDGS.  In addition, the storage portion of the Project includes (i) a conveyor system used to move the DDGS from the dryer exit conveyor to the storage building, (ii) conveyors, elevator leg, weigh system, and related equipment used to handle weigh, and load bulk DDGS onto trucks or rail cars, and (iii) related pipes, valves, switches, and controls.

B-1

EXHIBIT C

INTEREST PAYMENT SCHEDULE

The following amounts shall be withdrawn from the Project Fund on or before the Interest Payment date set forth below in the amount set forth below and transferred to the Interest Fund to pay interest on such Interest Payment Date:

Interest Payment Date	Amount
January 1, 2008	$357,041.67

July 1, 2008	779,395.83

Total	$1,136,437.50

C-1